- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                        PIERCE LEAHY CORP., as Issuer,

                                      and

              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                             ____________________

                                   INDENTURE

                           Dated as of July 15, 1996

                             ____________________

                                  $200,000,000

                  11 1/8% Senior Subordinated Notes due 2006

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE

  TIA                                                                  Indenture
Section                                                                 Section
- -------                                                                ---------
310(a)(1) ................................................................  7.10
   (a)(2) ................................................................  7.10
   (a)(3) ................................................................  N.A.
   (a)(4) ................................................................  N.A.
   (b)  ............................................................ 7.08; 13.02
   (b)(1) ................................................................  7.10
   (b)(9) ................................................................  7.10
   (c)  ..................................................................  N.A.
311(a)  ..................................................................  7.11
   (b)  ..................................................................  7.11
   (c)  ..................................................................  N.A.
312(a)  ..................................................................  2.05
   (b)  .................................................................. 13.03
   (c)  .................................................................. 13.03
313(a)  ..................................................................  7.06
   (b)(1) ................................................................  7.06
   (b)(2) ................................................................  7.06
   (c)  .................................................................. 13.02
   (d)  ..................................................................  7.06
314(a) ....................................................... 4.02; 4.04; 13.02
   (b) ................................................................... 12.02
   (c)(1) .................................................. 12.02; 13.04; 13.05
   (c)(2) .................................................. 12.02; 13.04; 13.05
   (c)(3) ................................................................  N.A.
   (d)  .................................................................. 12.02
   (e)  ........................................................... 12.03; 13.05
   (f)  ..................................................................  N.A.
315(a)  ............................................................  7.01; 7.02
   (b)  ............................................................ 7.05; 13.02
   (c)  ..................................................................  7.01
   (d)  ....................................................... 6.05; 7.01; 7.02
   (e)  ..................................................................  6.11
316(a) (last sentence) ................................................... 13.06
   (a)(1)(A) .............................................................  6.05
   (a)(1)(B) .............................................................  6.04
   (a)(2) ................................................................  8.02
   (b)  ..................................................................  6.07
   (c)  ..................................................................  8.04
317(a)(1) ................................................................  6.08
   (a)(2) ................................................................  6.09
   (b)  ..................................................................  7.12
318(a)  .................................................................. 13.01

                           N.A. means Not Applicable
____________________

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
                                   ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01.              Definitions......................................  1
Section 1.02.              Other Definitions................................ 23
Section 1.03.              Incorporation by Reference of Trust
                               Indenture Act...............................  24
Section 1.04.              Rules of Construction............................ 24

                                   ARTICLE 2
                                   THE NOTES

Section 2.01.              Dating; Incorporation of Form in
                               Indenture...................................  25
Section 2.02.              Execution and Authentication..................... 26
Section 2.03.              Registrar and Paying Agent....................... 27
Section 2.04.              Paying Agent to Hold Money in Trust.............. 27
Section 2.05.              Noteholder Lists................................. 28
Section 2.06.              Transfer and Exchange............................ 28
Section 2.07.              Replacement Notes................................ 29
Section 2.08.              Outstanding Notes................................ 29
Section 2.09.              Temporary Notes.................................. 30
Section 2.10.              Cancellation..................................... 30
Section 2.11.              Defaulted Interest............................... 30
Section 2.12.              Deposit of Moneys................................ 31
Section 2.13.              CUSIP Number..................................... 31
Section 2.14.              Book-Entry Provisions for Global Notes........... 31
Section 2.15.              Special Transfer Provisions...................... 33

                                   ARTICLE 3
                                  REDEMPTION

Section 3.01.              Notices to Trustee............................... 35
Section 3.02.              Selection by Trustee of Notes
                               to Be Redeemed..............................  35
Section 3.03.              Notice of Redemption............................. 36
Section 3.04.              Effect of Notice of Redemption................... 36
Section 3.05.              Deposit of Redemption Price...................... 37
Section 3.06.              Notes Redeemed in Part........................... 37
Section 3.07.              Optional Redemption.............................. 37

                                                                           Page
                                                                           ----
                                   ARTICLE 4
                                   COVENANTS
Section 4.01.              Payment of Notes................................. 38
Section 4.02.              SEC Reports...................................... 38
Section 4.03.              Waiver of Stay, Extension or Usury Laws.......... 40
Section 4.04.              Compliance Certificate........................... 40
Section 4.05.              Taxes............................................ 41
Section 4.06.              Limitation on Additional Indebtedness............ 41
Section 4.07.              Limitation on Preferred Stock of
                               Restricted Subsidiaries.....................  42
Section 4.08.              Limitation on Capital Stock of
                               Restricted Subsidiaries.....................  42
Section 4.09.              Limitation on Restricted Payments................ 42
Section 4.10.              Limitation on Certain Asset Sales................ 44
Section 4.11.              Limitation on Transactions
                               with Affiliates.............................  47
Section 4.12.              Limitations on Liens............................. 48
Section 4.13.              Limitations on Investments....................... 48
Section 4.14.              Limitation on Creation of Subsidiaries........... 48
Section 4.15.              Limitation on Other Senior
                               Subordinated Debt...........................  49
Section 4.16.              Limitation on Sale and Lease-Back
                               Transactions................................  49
Section 4.17.              Payments for Consent............................. 49
Section 4.18.              Corporate Existence.............................. 49
Section 4.19.              Change of Control................................ 50
Section 4.20.              Maintenance of Office or Agency.................. 53
Section 4.21.              Maintenance of Properties and Insurance.......... 53

                                   ARTICLE 5
                             SUCCESSOR CORPORATION

Section 5.01.              Limitation on Consolidation,
                               Merger and Sale of Assets...................  54
Section 5.02.              Successor Person Substituted..................... 55

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01.              Events of Default...............................  55
Section 6.02.              Acceleration....................................  57
Section 6.03.              Other Remedies..................................  58
Section 6.04.              Waiver of Past Defaults and
                               Events of Default...........................  58
Section 6.05.              Control by Majority.............................  58
Section 6.06.              Limitation on Suits.............................  59
Section 6.07.              Rights of Holders to Receive Payment............  59
Section 6.08.              Collection Suit by Trustee......................  59

                                                                           Page
                                                                           ----
Section 6.09.              Trustee May File Proofs of Claim................  60
Section 6.10.              Priorities......................................  60
Section 6.11.              Undertaking for Costs...........................  61
Section 6.12.              Restoration of Rights and Remedies..............  61

                                   ARTICLE 7
                                    TRUSTEE

Section 7.01.              Duties of Trustee...............................  62
Section 7.02.              Rights of Trustee...............................  63
Section 7.03.              Individual Rights of Trustee....................  64
Section 7.04.              Trustee's Disclaimer............................  64
Section 7.05.              Notice of Defaults..............................  64
Section 7.06.              Reports by Trustee to Holders...................  65
Section 7.07.              Compensation and Indemnity......................  65
Section 7.08.              Replacement of Trustee..........................  66
Section 7.09.              Successor Trustee by Consolidation,
                               Merger or Conversion........................  67
Section 7.10.              Eligibility; Disqualification...................  67
Section 7.11.              Preferential Collection of Claims
                               Against Company.............................  67
Section 7.12.              Paying Agents...................................  67

                                   ARTICLE 8
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.              Without Consent of Holders....................... 68
Section 8.02.              With Consent of Holders.......................... 69
Section 8.03.              Compliance with Trust Indenture Act.............. 70
Section 8.04.              Revocation and Effect of Consents................ 70
Section 8.05.              Notation on or Exchange of Notes................. 71
Section 8.06.              Trustee to Sign Amendments, etc.................. 71

                                   ARTICLE 9
                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.              Discharge of Indenture..........................  72
Section 9.02.              Legal Defeasance................................  72
Section 9.03.              Covenant Defeasance.............................  73
Section 9.04.              Conditions to Defeasance or Covenant
                               Defeasance..................................  73
Section 9.05.              Deposited Money and U.S. Government
                               Obligations to Be Held in Trust;
                               Other Miscellaneous Provisions..............  75
Section 9.06.              Reinstatement...................................  76
Section 9.07.              Moneys Held by Paying Agent.....................  76
Section 9.08.              Moneys Held by Trustee..........................  76

                                  ARTICLE 10
                               GUARANTEE OF NOTES

                                                                           Page
                                                                           ----
Section 10.01.             Guarantee.......................................  77
Section 10.02.             Execution and Delivery of Guarantees............  78
Section 10.03.             Limitation of Guarantee.........................  78
Section 10.04.             Release of Guarantor............................  79
Section 10.05.             Guarantee Obligations Subordinated
                               to Guarantor Senior Indebtedness............  79
Section 10.06.             Payment Over of Proceeds upon
                               Dissolution, etc., of a Guarantor...........  80
Section 10.07.             Suspension of Guarantee Obligations
                               When Guarantor Senior
                               Indebtedness in Default.....................  81
Section 10.08.             Subrogation to Rights of Holders
                               of Guarantor Senior Indebtedness............  84
Section 10.09.             Guarantee Subordination Provisions
                               Solely to Define Relative Rights............  84
Section 10.10.             Application of Certain Article 11
                               Provisions..................................  85

                                  ARTICLE 11
                            SUBORDINATION OF NOTES
Section 11.01.             Notes Subordinate to Senior Indeptedness          85
Section 11.02.             Payment Over of Proceeds upon
                               Dissolution, etc............................  86
Section 11.03.             Suspension of Payment When Senior
                               Indebtedness in Default.....................  87
Section 11.04.             Trustee's Relation to Senior
                               Indebtedness................................  89
Section 11.05.             Subrogation to Rights of Holders
                               of Senior Indebtedness......................  90
Section 11.06.             Provisions Solely to Define Relative
                               Rights......................................  90
Section 11.07.             Trustee to Effectuate Subordination.............  91
Section 11.08.             No Waiver of Subordination Provisions...........  92
Section 11.09.             Notice to Trustee...............................  92
Section 11.10.             Reliance on Judicial Order or
                               Certificate of Liquidating Agent............  93
Section 11.11.             Rights of Trustee as a Holder of
                               Senior Indebtedness;
                               Preservation of Trustee's Rights............  94
Section 11.12.             Article Applicable to Paying Agents.............  94
Section 11.13.             No Suspension of Remedies.......................  94

                                                                           Page
                                                                           ----

                                  ARTICLE 12
                                   SECURITY
Section 12.01.             Pledge Agreement................................  94
Section 12.02.             Certificates and Opinions.......................  95
Section 12.03.             Authorization of Actions to Be Taken
                               by the Collateral Agent Under
                               the Pledge Agreement........................  95
Section 12.04.             Authorization of Receipt of Funds by
                               the Trustee Under the Pledge
                               Agreement...................................  96
Section 12.05.             Termination of Security Interest................  96

                                   ARTICLE 13
                                 MISCELLANEOUS

Section 13.01.             Trust Indenture Act Controls....................  96
Section 13.02.             Notices.........................................  96
Section 13.03.             Communications by Holders with
                               Other Holders...............................  97
Section 13.04.             Certificate and Opinion as to
                               Conditions Precedent........................  98
Section 13.05.             Statements Required in Certificate
                               and Opinion.................................  98
Section 13.06.             When Treasury Notes Disregarded.................  99
Section 13.07.             Rules by Trustee and Agents.....................  99
Section 13.08.             Business Days; Legal Holidays...................  99
Section 13.09.             Governing Law...................................  99
Section 13.10.             No Adverse Interpretation of
                               Other Agreements...........................   99
Section 13.11.             No Recourse Against Others.....................  100
Section 13.12.             Successors.....................................  100
Section 13.13.             Multiple Counterparts..........................  100
Section 13.14.             Table of Contents, Headings, etc...............  101
Section 13.15.             Separability...................................  101

                                   EXHIBITS
                                   --------

Exhibit A.                 Form of Note....................................  A-1
Exhibit B.                 Form of Legend for Global Notes.................  B-1
Exhibit C.                 Form of Certificate to Be Delivered in
                               Connection with Transfers to
                               Non-QIB Accredited Investors................  C-1
Exhibit D.                 Form of Certificate to Be Delivered in
                               Connection with Transfers
                               Pursuant to Regulation S....................  D-1
Exhibit E.                 Form of Guarantee...............................  E-1
Exhibit F.                 Form of Pledge and Intercreditor
                               Agreement...................................  F-1

          INDENTURE, dated as of July 15, 1996, between PIERCE LEAHY CORP., a New York corporation, as Issuer (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 11% Senior Subordinated Notes due 2006 (the "Notes").

                                  ARTICLE 1.

                  DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01.  Definitions.
               -----------

          "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from a Person.

          "Acquisition EBITDA" means, without duplication, (i) EBITDA for the last four fiscal quarters for which financial statements are available at the date of determination (the "Acquisition EBITDA Period") with respect to a business or Person which has been acquired by the Company or one of its Restricted Subsidiaries or which is the subject of a binding acquisition agreement requiring the calculation of EBITDA for purposes of Section 4.06 and, in each case, with respect to which financial results on a consolidated basis with the Company have not been made available for an entire fiscal quarter; plus
(ii) in connection with any such acquisition, projected quantifiable improvements in operating results due to an established program of cost reductions (consistent with the cost reductions actually achieved by the Company in connection with prior acquisitions) adopted, in good faith, by the Company or one of its Restricted Subsidiaries through a Board Resolution certified by an Officers' Certificate filed with the Trustee (calculated on a pro forma basis for the Acquisition EBITDA Period as if the program had been implemented at the beginning of the Acquisition EBITDA Period), without giving effect to any operating losses of the acquired Person. Such Officers' Certificate shall confirm that any such anticipated cost reductions made in connection with an acquisition with a purchase price in excess of $25 million have been reviewed for reasonableness and consistency with past practice by an independent nationally recognized investment banking firm and such firm shall not have raised any material objections thereto. Each such Officers' Certificate shall be signed by the Chief Financial Officer and another officer of the Company.
The Trustee may rely on such Officers' Certificate (subject to the provisions of Section 7.01 of this Indenture). Acquisition EBITDA of a business shall be a fixed number determined as of the date the calculation of EBITDA for purposes of Section 4.06 is first required with respect to the acquisition of such business (the "Determination Date") and shall be utilized from the Determination Date through the date financial results are available for the first full fiscal quarter following the acquisition (following which the actual EBITDA of such business or Person shall be included in the EBITDA of the Company). For purposes of determining Acquisition EBITDA with respect to the acquisition of a particular business or Person, Acquisition EBITDA shall include not only the Acquisition EBITDA of such business or Person, but also the Acquisition EBITDA of any business previously acquired by the Company or the subject of a pending acquisition agreement to the extent that, as of the Determination Date, the financial results for such business or Person on a consolidated basis with the Company for a full fiscal quarter subsequent to its acquisition by the Company are not yet available.

          "Additional Interest" means additional interest on the Notes which the Company agrees to pay pursuant to Section 4 of the Registration Rights Agreement.

          "Adjusted EBITDA" means for any Person, without duplication, the sum of (a) EBITDA of such Person and its Restricted Subsidiaries for the most recent fiscal quarter for which internal financial statements are available, multiplied by four and (b) Acquisition EBITDA.

          "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

          "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

          "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

          "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions involving assets with a fair market value in excess of $500,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company, (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property of the Company or a Restricted Subsidiary or (d) all or substantially all of the assets of any business property, or part thereof, owned by the Company or any Restricted Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary thereof; provided
                                                                      --------
that Asset Sales shall not include (i) sales, leases, conveyances, transfers or other dispositions to the Company or to a Restricted Subsidiary or to any other Person if after giving effect to such sale, lease, conveyance, transfer or other disposition such other Person becomes a Restricted Subsidiary, (ii) transactions complying with Section 5.01 and (iii) transfers or other distributions of assets which constitute (1) Permitted Investments or (2) Restricted Payments made in compliance with Section 4.09.

          "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale; provided, however, that so long as the Company is taxed as an S
            --------  -------
corporation or other pass-through entity for federal income tax purposes, taxes shall be determined on a pro forma basis as if the Company was a C corporation,
(b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale, (d) payments made to retire Indebtedness secured by the assets subject to such Asset Sale and (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

          "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as of the time of determination, the greater of (i) the fair value of the property subject to such arrangement (as determined by the Board of Directors) and (ii) the present value (discounted at a rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

          "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) or (b) of Section 4.10(a) and which have not been the basis for an Excess Proceeds Offer in accordance with clause
(iii)(c) of Section 4.10(a).

          "Board of Directors" means the board of directors of the Company or a Guarantor, as appropriate, or any committee authorized to act therefor.

          "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

          "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

          "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

          "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's

Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of more than 50% of the total voting power of the Company's Common Stock, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, (iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company or (v) J. Peter Pierce shall no longer be involved in the strategic planning of the Company (as President, Chairman of the Board or otherwise), other than by reason of his death or disability; provided, however, that upon
                                                 --------  -------
the consummation of an initial public offering of common equity securities of the Company yielding gross proceeds to the Company of at least $20,000,000 this clause (v) shall cease to constitute a "Change of Control" hereunder.

          "Collateral" shall have the meaning assigned thereto in the Pledge Agreement.

          "Collateral Agent" shall have the meaning assigned thereto in the Pledge Agreement.

          "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

          "Company Request" means any written request signed in the name of the Company by any two of the following: the Chief Executive Officer; the President; any Vice President; the Chief Financial Officer; the Treasurer; or the Secretary or any Assistant Secretary (but not both the Secretary and any Assistant Secretary) of the Company.

          "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Subsidiaries on a consolidated basis for such period (including, but not limited to, Redeemable Dividends, whether paid or accrued, on Preferred Stock of a Subsidiary, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company).

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP;

provided, however, that (a) the Net Income of any Person (the "other Person") in
- --------  -------
which the Person in question or any of its Subsidiaries has less than a 99% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with
GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Subsidiary, (b) the Net Income of any Subsidiary of the Person in question, which Subsidiary is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture) shall be excluded to the extent of such restriction or limitation (provided that if any such restriction or limitation by its terms takes effect upon the occurrence of a default or event of default, such exclusion shall become effective only upon the occurrence of such default or event of default which is continuing), (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary, unusual and non-recurring gains and losses shall be excluded.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 114 West 47th Street, New York, New York 10036.

          "Credit Facility" means the credit agreement or credit agreements to be entered into by and among the Company, the Restricted Subsidiaries and any one or more lenders from time to time parties thereto, as the same may be amended, extended, increased, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or agreements governing Indebtedness incurred to refinance, replace, restructure or refund in whole or in part the borrowings and then maximum commitments under the Credit Facility or such agreement (whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Facility or other credit agreements or otherwise). The Company shall promptly notify in writing by means of an Officers' Certificate the Trustee of any such refunding, replacement, restructuring or refinancing of the Credit Facility.

          "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under the Credit Facility, or (b) which at the time of determination exceeds $15,000,000 in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility and (x) unless such designation is prohibited by the Credit Facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and (y) as to which the Trustee has been given written notice by means of an Officers' Certificate of such designation.

          "Disqualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of the Company or any Restricted
       --------  -------
Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a Change of Control of the Company or Restricted Subsidiary, which provisions have substantially the same effect as the provisions described in Section 4.19, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that Capital Stock owned by the Company or a
                --------  -------
Wholly-Owned Restricted Subsidiary shall not constitute Disqualified Capital Stock.

          "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period (but only including Redeemable Dividends in the calculation of such Consolidated Interest Expense to the extent that such Redeemable Dividends have not been excluded in the calculation of Consolidated Net Income), plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles and other deferred financing fees for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, plus (vii) any payments to Permitted Holders not exceeding $700,000 per year permitted under clause (vi) of Section

4.09 plus (viii) Permitted Tax Distributions, except that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only, plus (ix) for any calculation of EBITDA utilizing the three month period ending June 30, 1996 or September 30, 1996, the amount of pro forma savings with respect to the Real Estate Transactions set forth in the Offering Memorandum (without duplication for amounts actually realized and included in EBITDA).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

          "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor, if any, pursuant to the terms of Article 10 hereof, substantially in the form set forth in Exhibit E.

          "Guarantor" means each Restricted Subsidiary of the Company that hereafter becomes a Guarantor pursuant to Section 4.14, and "Guarantors" means such entities, collectively.

          "Guarantor Senior Indebtedness," as to any Guarantor, means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, indemnities and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with, (a) such Guarantor's direct incurrence of any Indebtedness or its guarantee of all Indebtedness of the Company or any Restricted Subsidiaries, in each case, owed to lenders under or in respect of the Credit Facility, (b) all obligations of such Guarantor with respect to any Interest Rate Agreement or any guarantee thereof, (c) all obligations of such Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments and all obligations of such Guarantor with respect to guarantees of such reimbursement obligations, (d) all other Indebtedness of such Guarantor which does not provide that it is to rank pari passu with or
                                                         ---- -----
subordinate to the Guarantees and (e) all deferrals, renewals, extensions, replacements, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Guarantor Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness will not include (i) Indebtedness of such Guarantor to any of its Subsidiaries, (ii) Indebtedness represented by the Guarantees, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Guarantor Senior Indebtedness,
(iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness (other than that described in clause (a) above) incurred in violation of this Indenture.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording (other than previously recorded), as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that
                                                                   --------
a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

          "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations
                   --------  -------
shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets),

(iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (provided that, in the case of any such letters of credit, the items
             --------
for which such letters of credit provide credit support are those of other Persons which would be included within this definition for such other Persons),
(v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (i) that the amount
                                           --------
outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for Federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness and Liens securing Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) promulgated under the Securities Act.

          "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

          "Investments" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business or acquired as part of the assets acquired by the Company in connection with the acquisition of assets which is otherwise permitted by the terms of this Indenture), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) the repurchases or redemptions of securities of any Person by such Person.

          "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

          "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Maturity Date" means July 15, 2006.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP minus Permitted Tax Distributions with respect to such period, and excluding any foreign currency translation gains or losses added or deducted, as applicable, in the computation of Net Income.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good  faith by the Board of Directors, at the time of receipt),
(b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all
                              ---
expenses incurred by the Company in connection therewith) and (c) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

          "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

          "Offering" means the offering of the Notes as described in the Offering Memorandum.

          "Offering Memorandum" means the Offering Memorandum dated July 17, 1996 pursuant to which the Notes were offered.

          "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company or a Guarantor, or any other officer designated by the Board of Directors, as the case may be.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, the Controller or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

          "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an Event of Default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Indebtedness.

          "Permitted Holders" means, collectively, Leo W. Pierce, Sr., his children or other lineal descendants (whether adoptive or biological), the spouses of any of the foregoing and any probate estate of any such individual and any trust, so long as one or more of the foregoing individuals is the principal beneficiary of such trust, and any other partnership, corporation or other entity all of the partners, shareholders, members or owners of which are any one or more of the foregoing.

          "Permitted Indebtedness" means:

          (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Credit Facility in an amount not to exceed $10 million above the amount that could be borrowed at the time of determination under the first paragraph of Section 4.06;

          (ii) Indebtedness of the Company's Canadian subsidiary (and related guarantees) under the Credit Facility in an aggregate amount at any one time outstanding not to exceed Cdn $30.3 million, provided that the Company
                                                       --------
     shall have paid all principal amounts outstanding under the Second Amended and Restated Credit Agreement dated as of October 27, 1995 (as modified, supplemented or amended from time to time) among the Company, Pierce Leahy Command Company, a Nova Scotia company, the financial institutions a party thereto from time to time, Banque Paribas, New York Branch, as agent, and Paribas Bank of Canada, as Canadian Agent, together with accrued and unpaid interest and all other obligations thereunder;

          (iii) Indebtedness under the Notes and the Guarantees;

          (iv) Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture;

          (v) Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

          (vi) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of the Company's consolidated total assets;

          (vii) Interest Rate Agreements;

          (viii) additional Indebtedness of the Company not to exceed $3,000,000 in principal amount outstanding at any time; and

          (ix) Refinancing Indebtedness.

          "Permitted Investments" means, for any Person, Investments made on or after the date of this Indenture consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

          (ii) Temporary Cash Investments;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a business or a Person), if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Company or a Restricted Subsidiary;

          (iv) reasonable and customary loans made to employees not to exceed $500,000 in the aggregate at any one time outstanding, plus any loans which may be required to be made under the Company's Nonqualified Stock Option Plan in an amount not to exceed $2,000,000;

          (v) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted by Section 4.10;

          (vi) accounts receivable of the Company and its Restricted Subsidiaries generated in the ordinary course of business;

          (vii) Investments existing on the Issue Date;

          (viii) the Real Estate Transactions and the Stock Redemption; and

          (ix) Investments for any purpose not to exceed $2,000,000.

          "Permitted Liens" means (i) Liens on property or assets of, or any shares of stock of or secured debt of, any Person or business existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries or at the time such business is acquired by the Company or a Restricted Subsidiary, provided that such Liens are not incurred in
                            --------
anticipation of such Person becoming a Restricted Subsidiary of the Company or merging into or consolidating with the Company or any of its Restricted Subsidiaries or such business being acquired by the Company or a Restricted Subsidiary, (ii) Liens securing Refinancing Indebtedness, provided that any such
                                                          --------
Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iii) Liens in favor of the Company or any of its Restricted Subsidiaries, (iv) Liens securing industrial revenue bonds, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture, provided that (a) any such Lien is created solely for the purpose of securing
- --------
Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, (vii) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1,000,000 in the aggregate at any one time outstanding, (viii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (ix) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided that such Lien does not extend
                                        --------
to any property other than that subject to the underlying lease, (x) Liens securing Designated Senior Indebtedness, (xi) easements or minor defects or irregularities in title and other similar charges or encumbrances on Property not interfering in any material respect with the Company's or any Restricted Subsidiary's use of such Property, (xii) Liens existing on the date of this Indenture, (xiii) pledges or deposits made in the ordinary course of business
(a) in connection with (1) leases, performance bonds and similar bonds or (2) workers' compensation, unemployment insurance and other social security legislation or (b) securing the performance of surety bonds and appeal bonds required (1) in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or a Subsidiary thereof or (2) in connection with judgments that do not give rise to an Event of Default and which do not exceed $3,000,000 in the aggregate, (xiv) Liens securing Interest Rate Agreements entered into with any lender under the Credit Facility or any Affiliate thereof and any guarantees thereof and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

          "Permitted Tax Distributions" means, for so long as the Company is taxed as an S corporation or other pass-through entity for federal income tax purposes, distributions to the holders of Capital Stock of the Company based on estimates of the highest amount of federal, state and local income tax per share of Capital Stock that any holder of Capital Stock of the Company would be required to pay as a result of the Company's being treated as a pass-through entity for income tax purposes.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Pledge Agreement" means the Pledge and Intercreditor Agreement in the form attached as Exhibit F, as the same may be amended, supplemented, restated or modified from time to time.

          "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A.

          "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such

Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Public Equity Offering" means a public offering by the Company of shares of its Capital Stock and any and all rights, warrants or options to acquire such Capital Stock.

          "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

          "Real Estate Transactions" has the meaning provided therefor in the Offering Memorandum.

          "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock.

          "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness of the Company outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Subsidiary of the Company.

          "Registration Rights Agreement" means the Note Registration Rights Agreement dated as of July 23, 1996 between the Company and CIBC Wood Gundy Securities Corp.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Subsidiary of the Company, excluding Disqualified Capital Stock), (iii) the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment of, or the making of any principal payment on any Indebtedness which is subordinated in right of payment to the Notes other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity (in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted

Subsidiary on the basis of the Investment by the Company therein and (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value in the good faith determination of the Board of Directors. It is agreed that any payments made to Leo W. Pierce, Sr. or his spouse pursuant to a pension obligation of the Company in the annual amount of $96,000 shall not constitute a Restricted Payment.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be
                                      --------
entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

          "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal Property, which Property (i) has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing and (ii) would constitute an Asset Sale if such property had been sold in an outright sale thereof.

          "S&P" means Standard & Poor's Ratings Group and its successors.

          "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness of the Company owed to lenders under or in respect of the Credit Facility, (b) all obligations of the Company with respect to any Interest Rate Agreement, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or
                                                         ---- -----
subordinate to the Notes and (e) all deferrals, renewals, extensions, replacements, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries, (ii) Indebtedness represented by the Notes and the Guarantees,
(iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, or (v) Indebtedness (other than that described in clause (a) above) incurred in violation of this Indenture.

          "Stock Redemption" has the meaning provided therefor in the Offering Memorandum.

          "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

          "Temporary Cash Investments" means (i) Investments in marketable direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in demand deposits or certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by S&P and A-2 by Moody's, maturing within 365 days of purchase; (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in clauses (i) and (ii) above; (iv) any security maturing not more than 180 days after the date of acquisition, backed by a stand-by or direct pay letter of credit issued by a bank meeting the qualifications described in clause
(ii) above; or (v) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of "P-1" by Moody's or "A-1" by S&P.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

          "Trust Officer" when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means (i) any Subsidiary of an Unrestricted Subsidiary and (ii) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary organized or acquired after
                          --------
the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with the covenant set forth in Section 4.09 hereof. The Trustee shall be given prompt written notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

          "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such
                         --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Wholly-Owned Subsidiary" means any Restricted Subsidiary 99% or more of the outstanding Capital Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.02.  Other Definitions.
               -----------------

          The definitions of the following terms may be found in the sections indicated as follows:

Term                                   Defined in Section
- ----                                   ------------------
"Affiliate Transaction"............................  4.11
"Agent Members"....................................  2.14
"Bankruptcy Law"...................................  6.01
"Business Day"..................................... 13.08
"Change of Control Offer"..........................  4.19
"Change of Control Payment Date"...................  4.19
"Covenant Defeasance"..............................  9.03
"Custodian"........................................  6.01
"Event of Default".................................  6.01
"Excess Proceeds Offer"............................  4.10
"Exchange Notes"...................................  2.02
"Global Notes".....................................  2.01
"Guarantee Payment Blockage Date".................. 10.07

"Guarantor Representative............................................10.07
"Initial Blockage Period"............................................11.03
"Initial Guarantee Blockage Period"..................................10.07
"Legal Defeasance"................................................... 9.02
"Legal Holiday"......................................................13.08
"Offer Period"....................................................... 4.10
"Offshore Physical Notes"............................................ 2.01
"Paying Agent"....................................................... 2.03
"Payment Blockage Period"............................................11.03
"Physical Notes"..................................................... 2.01
"Private Exchange Notes"............................................. 2.02
"Purchase Date"...................................................... 4.10
"Registrar".......................................................... 2.03
"Reinvestment Date".................................................. 4.10
"Representative".....................................................11.03
"U.S. Physical Notes"................................................ 2.01

Section 1.03.  Incorporation by Reference of Trust
               Indenture Act.
               -----------------------------------

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture securityholder" means a Noteholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04.  Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) words used herein implying any gender shall apply to every gender; and

          (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise.


                                  ARTICLE 2.

                                   THE NOTES


Section 2.01.  Dating; Incorporation of Form in Indenture.
               ------------------------------------------

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

          The Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A ("Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of certificated Notes in registered form set forth in Exhibit A (the "Offshore Physical Notes"). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

Section 2.02.  Execution and Authentication.
               ----------------------------

          The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signatures may be either manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at anytime thereafter, the Note shall be valid nevertheless.

          A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of up to $200,000,000 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. Upon receipt of the Company Request and an Officers' Certificate certifying that the registration statement relating to the exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $200,000,000 for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act or pursuant to a
Private Exchange (as defined in the Registration Rights Agreement).   Exchange
Notes (as defined in the Registration Rights Agreement) or Private Exchange Notes (as defined in the Registration Rights Agreement) may have such distinctive series designations and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same right as the Trustee in dealing with the Company or an Affiliate.

Section 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall appoint a registrar, which shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), and a paying agent, which shall maintain an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and shall maintain an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation pursuant to
Section 7.07. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.
               -----------------------------------

          On or before each due date of the principal of and interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee, may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.05.  Noteholder Lists.
               ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each January 1 and July 1 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of Notes held by each such Noteholder.

Section 2.06.  Transfer and Exchange.
               ---------------------

          Subject to Section 2.15, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney, duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall issue and execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without any service charge to the Noteholder, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.09, 3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

          Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Company's compliance with or have any responsibility with respect to the Company's compliance with any Federal or state securities laws.

Section 2.07.  Replacement Notes.
               -----------------

          If a mutilated Note is surrendered to the Registrar or Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken and of the ownership thereof, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee each may charge for its expenses (including reasonable attorneys' fees and expenses) in replacing a Note. Every replacement Note is an additional obligation of the Company.

Section 2.08.  Outstanding Notes.
               -----------------

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

          If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and all accrued interest on Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          Subject to Section 13.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09.  Temporary Notes.
               ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, benefits and privileges, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10.  Cancellation.
               ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Company, may destroy (subject to the record-retention requirements of the Exchange Act) or return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation and if such Notes are destroyed, deliver a certificate of destruction to the Company unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section
2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus (to the extent permitted by law) any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at his address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid.
In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12.  Deposit of Moneys.
               -----------------

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

Section 2.13.  CUSIP Number.
               ------------

          The Company in issuing the Notes may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state
                                      --------
that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify in writing the Trustee of any such CUSIP number used by the Company in connection with the Notes and any change in such CUSIP number.

Section 2.14.  Book-Entry Provisions for Global Notes.
               --------------------------------------

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global

Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

          (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture, the Notes or the Guarantees.

Section 2.15  Special Transfer Provisions.
              ---------------------------

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-
              ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
- ------------
registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 23, 1999 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

          (b) Transfers to QIBs.  The following provisions shall apply with
              -----------------
respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this
Section 2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or
(iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Company to such effect.

          (d) General.  By its acceptance of any Note bearing the Private
              -------
Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.


                                  ARTICLE 3.

                                  REDEMPTION


Section 3.01.  Notices to Trustee.
               ------------------

          If the Company elects to redeem Notes pursuant to Section 3.07 hereof,
(i) at least 60 days prior to the Redemption Date in the case of a partial redemption, (ii) at least 45 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to in writing, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 3.07 hereof, as appropriate.

Section 3.02.  Selection by Trustee of Notes to Be Redeemed.
               --------------------------------------------

          In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and appropriate; provided, however, that if
                                                    --------   -------
a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis, unless such a method is prohibited by law or by the
             --- ----
rules of such national securities exchange. The Trustee shall promptly notify the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                                     -36-
Section 3.03.  Notice of Redemption.
               --------------------

          At least 30 days, but no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to
Section 2.03 hereof.

          The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

     (1)  the Redemption Date;

     (2)  the redemption price;

     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

     (4)  the name and address of the Paying Agent;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (6) that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

     (7) the paragraph of Section 3.07 hereof pursuant to which the Notes called for redemption are being redeemed; and

     (8)  the aggregate principal amount of Notes that are being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after
                 --------
a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a
                                            --------  -------
Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph and payment thereof is not prohibited pursuant to the terms of this Indenture, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06.  Notes Redeemed in Part.
               ----------------------

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.  Optional Redemption.
               -------------------

          (a) The Company may redeem the Notes, in whole or in part, at any time on or after July 15, 2001 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on July 15 of each year listed below:

          Year                                          Percentage
          ----                                          ----------

          2001 .......................................... 105.563%
          2002 .......................................... 103.708%
          2003 .......................................... 101.854%
          2004 and thereafter ........................... 100.000%

          (b) Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to July 15, 1999 at a redemption price equal to 110% of the aggregate principal amount so redeemed, plus accrued interest to the Redemption Date, with the Net Proceeds of one or more Public Equity Offerings;

provided that at least $130,000,000 aggregate principal amount of Notes remains
- --------
outstanding immediately after the occurrence of any such redemption pursuant to a Public Equity Offering and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.


                                  ARTICLE 4.

                                   COVENANTS


Section 4.01.  Payment of Notes.
               ----------------

          The Company shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement, which shall be deemed to be included in the term "interest" for purposes of this Indenture and the Notes) on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

          The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law) and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02.  SEC Reports.
               -----------

          (a) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is subject to such filing requirements, so long as the SEC will accept such filings; provided, however, that the Company shall
                                     --------  -------
not be required to make any such filings prior to the date on which the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 would have been required to be filed if, at the time such filings would have been required to be made with the SEC, the Exchange Offer Registration Statement (as such term is defined in the Offering Memorandum) has been filed with the SEC but has not yet been declared effective and copies of the Exchange Offer Registration Statement and any amendments thereto (to the extent such Registration Statement and/or amendments contain additional information not disclosed in the Offering Memorandum that would have been the subject of a filing required to be made under Section 13 or 15(d) of the Exchange Act) have been provided to each Holder of the Notes, provided that
                                                                  --------
any exhibits to the Exchange Offer Registration Statement (or any amendments thereto) need not be delivered to any Holder of the Notes, but sufficient copies thereof shall be furnished to the Trustee as reasonably requested to permit the Trustee to deliver any such exhibits to any Holder of the Notes upon request. The Company (at its own expense) will file with the Trustee within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (b) At the Company's expense, regardless of whether the Company is required to furnish such reports and other information referred to in paragraph
(a) above to its stockholders pursuant to the Exchange Act, the Company shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after it files them with the SEC.

          (c) The Company will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Company shall not be required to
                --------  -------
furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Company or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Company within the meaning of Rule 144 under the Securities Act.

Section 4.03.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Compliance Certificate.
               ----------------------

          (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year and on or before 50 days after the end of the first, second and third quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

          (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.
               -----

          The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.  Limitation on Additional Indebtedness.
               -------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of total Indebtedness of the Company and its Restricted Subsidiaries to the Company's Adjusted EBITDA is less than 6.0 to 1 if the Indebtedness is incurred prior to July 15, 2001 and 5.5 to 1 if the Indebtedness is incurred thereafter; provided, however, that if the Indebtedness which is the subject of a
- --------  -------
determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period ending at the end of the last fiscal quarter of such Person or business for which financial statements are available) to the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company; and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

          Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided, that the Company will
                                               --------
not incur any Permitted Indebtedness, without meeting the Indebtedness incurrence provisions of the preceding paragraph, that ranks pari passu or junior in right of payment to the Notes and that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

          Notwithstanding the two preceding paragraphs, the Company will not permit any of its foreign Subsidiaries to incur any subordinated Indebtedness.

Section 4.07.  Limitation on Preferred Stock of Restricted Subsidiaries.
               --------------------------------------------------------

          The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Restricted Subsidiary) or permit any Person (other than the Company or a Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.06 hereof in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued; provided, however, that any Restricted Subsidiary
                              --------  -------
that guarantees the Notes pursuant to Section 4.14 shall be permitted to issue Preferred Stock that is not Disqualified Capital Stock.

Section 4.08.  Limitation on Capital Stock of Restricted Subsidiaries.
               ------------------------------------------------------

          The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary (other than under the terms of the Credit Facility or under the terms of any Designated Senior Indebtedness) or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Subsidiary of the Company. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section 4.10 hereof or the issuance of Preferred Stock in compliance with Section 4.07 hereof.

Section 4.09.  Limitation on Restricted Payments.
               ---------------------------------

          The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted
                                       --- -----
     Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 hereof; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared (except to the extent not made on the payment date) or made after the Issue Date does not exceed the sum of (1) 50% of the cumulative Consolidated Net Income of the Company subsequent to the Issue Date (or minus 100% of any cumulative deficit in Consolidated Net Income during such period) and (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, and (3) $1,000,000. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          Notwithstanding the foregoing, the provisions of this Section 4.09 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the retirement of any shares of Capital Stock of the Company or subordinated Indebtedness by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock), (iii) the redemption or retirement of Indebtedness of the Company subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness (other than any Indebtedness owed to a Subsidiary) of the Company that is contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock by conversion into, or by exchange for, shares of Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock, (v) Permitted Tax Distributions, (vi) the Real Estate Transactions,

(vii) the Stock Redemption, (viii) distributions or other payments to the Permitted Holders, whether or not pro rata, provided, however, that the
                                            --------  -------
aggregate amount of all such distributions or payments under this clause (viii) made in any one year does not exceed $700,000, or (ix) additional payments to the Permitted Holders or employees of the Company for repurchases of stock or repurchases pursuant to the Company's Nonqualified Stock Option Plan; provided,
                                                                      --------
however, that the aggregate amount of all such payments under this clause (ix)
- -------
does not exceed $2,000,000 in the aggregate, exclusive of amounts funded by insurance proceeds; and provided, further, that with respect to clauses (viii)
                        --------  -------
and (ix) (other than with respect to payments funded by insurance proceeds) no Default or Event of Default shall have occurred and be continuing at the time of any such distribution or payment or will occur immediately after giving effect to any such distribution or payment; and provided, further, that, in determining
                                         --------  -------
the aggregate amount of all Restricted Payments made subsequent to the Issue Date, all distributions or payments made pursuant to clauses (viii) and (ix) (exclusive of insurance proceeds) shall be included.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.10.  Limitation on Certain Asset Sales.
               ---------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined for Asset Sales other than eminent domain, condemnation or similar government proceedings in good faith by the Company's board of directors, and evidenced by a board resolution); (ii) not less than 85% of the consideration received by the Company or its Subsidiaries, as the case may be, is in the form of cash or Temporary Cash Investments; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay or purchase debt under any then existing Senior Indebtedness of the Company or any Restricted Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the

Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 181st day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sale Proceeds contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer").

          (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders stating, among other things: (1) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each Holder must follow in order to have such Notes repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall state:

          (1) that the Excess Proceeds Offer is being made pursuant to this
     Section 4.10 and the length of time the Excess Proceeds Offer will remain open;

          (2) the purchase price and the Purchase Date;

          (3) that any Note not tendered or accepted for payment will continue to accrue interest;

          (4) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date so long as payment thereof is not prohibited pursuant to the terms of the Indenture;

          (5) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

          (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased) or by such other method as the Trustee shall deem fair and appropriate; and

          (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

          On or before the Purchase Date, the Trustee shall, to the extent lawful, accept for payment, on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.10. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Notes for general corporate purposes.

Section 4.11.  Limitation on Transactions with Affiliates.
               ------------------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of its Restricted Subsidiaries own a minority interest) or holder of 10% or more of the Company's Common Stock (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Wholly-Owned Subsidiaries; (ii) such Affiliate Transaction is solely between or among Wholly-Owned Subsidiaries of the Company; or (iii) the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties; provided, however, that
                                                       --------  -------
the Company and its Restricted Subsidiaries may renew any then existing Affiliate Transaction through either a renewal option or upon expiration of an arrangement on substantially similar terms to those in effect immediately preceding such expiration. In any Affiliate Transaction involving an amount or having a value in excess of $1 million which is not permitted under clause (i) or (ii) above, the Company must obtain a resolution of the Board of Directors certifying that such Affiliate Transaction complies with clause (iii) above. In transactions with a value in excess of $3 million which are not permitted under clause (i) or (ii) above, the Company must obtain a written opinion as to the fairness from a financial point of view of such a transaction from an independent investment banking firm or recognized real estate firm (as the case may be).

          (b) The limitations set forth in Section 4.11(a) will not apply to (i) any Restricted Payment that is not prohibited by Section 4.09 hereof, (ii) any transaction, approved by the Board of Directors of the Company in good faith, with an officer, director, employee or consultant of the Company or of any Subsidiary in his or her capacity as an officer, director, employee or consultant entered into in the ordinary course of business, including compensation, indemnity and employee benefit arrangements with any officer, director, employee or consultant of the Company or of any Subsidiary, or (iii) customary investment banking, underwriting, placement agent or financial advisor fees paid in connection with services rendered to the Company or any Subsidiary.

Section 4.12.  Limitations on Liens.
               --------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary which owns property or assets, now owned or hereafter acquired, in any case which secures Indebtedness pari passu with or
                                                           ---- -----
subordinated to the Notes unless (i) if such Lien secures Indebtedness which is pari passu with the Notes, then the Notes are secured on an equal and ratable
- ---- -----
basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes in the same collateral to the same extent as such subordinated Indebtedness is subordinated to the Notes.

Section 4.13.  Limitations on Investments.
               --------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Investment other than (i) a Permitted Investment or
(ii) an Investment that is made as a Restricted Payment in compliance with
Section 4.09 hereof, after the Issue Date.

Section 4.14.  Limitation on Creation of Subsidiaries.
               --------------------------------------

          The Company shall not create or acquire, nor permit any of its Restricted Subsidiaries to create or acquire, any Subsidiary other than (i) a Restricted Subsidiary existing as of the date of this Indenture, (ii) a Restricted Subsidiary that is acquired or created after the date of this Indenture, or (iii) an Unrestricted Subsidiary; provided, however, that each
                                                --------  -------
Restricted Subsidiary organized under the laws of the United States or any State thereof or the District of Columbia acquired or created pursuant to clause (ii) shall, at the time it has either assets or shareholder's equity in excess of $5,000, execute a guarantee, in the form attached as Exhibit E to this Indenture and reasonably satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, a supplement or amendment to this Indenture and an Opinion of Counsel as to the enforceability of such Guarantee).

Section 4.15.  Limitation on Other Senior Subordinated Debt.
               --------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the Notes and the Guarantees, as the case may be) that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Notes and the Guarantees, as the case may be. For purposes of this Section 4.15, Indebtedness is deemed to be senior in right of payment to the Notes and the Guarantees, as the case may be, if it is not explicitly subordinate in right of payment to Senior Indebtedness at least to the same extent as the Notes and the Guarantees, as the case may be, are subordinate to Senior Indebtedness.

Section 4.16.  Limitation on Sale and Lease-Back Transactions.
               ----------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined by a Board Resolution, and (ii) the Company could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06.

Section 4.17.  Payments for Consent.
               --------------------

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.18.  Corporate Existence.
               -------------------

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be
                         --------  -------
required to
preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.19.  Change of Control.
               -----------------

          (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.19.

          If the Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to Holders described in paragraph
(b) below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all obligations under or in respect of the Credit Facility or offer to repay in full all obligations under or in respect of the Credit Facility and repay the obligations under or in respect of the Credit Facility of each lender who has accepted such offer or (ii) obtain the requisite consent under Credit Facility to permit the repurchase of the Notes pursuant to this Section 4.19. The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Company's
                                                    --------
failure to comply with the covenant described in the preceding sentence constitutes an Event of Default described in clause (3) under Section 6.01 hereof if not cured within 60 days after the notice required by such clause.

          (b) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 4.19 and that all Notes tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days and no later than 60 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Note not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new
                            --------
     Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix) the name and address of the Paying Agent.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly (1) mail to each holder of Notes so accepted and (2) cause to be credited to the respective accounts of the Holders under a Global Note of beneficial interest so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and shall issue a Global Note equal in principal amount to any unpurchased portion of beneficial interest so surrendered; provided that each such new Note shall be
                                    --------
issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          (c) (i) If the Company or any Subsidiary thereof has issued any outstanding (A) Indebtedness that is subordinated in right of payment to the Notes or (B) Preferred Stock, and the Company or such Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the Notes and (ii) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under this Indenture.

          In the event that a Change of Control occurs and the Holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

Section 4.20.  Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 13.02.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 13.02 as such office of the Company.

Section 4.21.  Maintenance of Properties and Insurance.
               ---------------------------------------

          (a) The Company shall cause all material properties used or useful to the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Company and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section 4.21 shall prevent the Company
- --------  -------
or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and is not adverse in any material respect to the Holders.

          (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.


                                  ARTICLE 5.

                             SUCCESSOR CORPORATION


Section 5.01.  Limitation on Consolidation, Merger and Sale of Assets.
               -------------------------------------------------------

          (a) The Company will not and will not permit any Guarantor to consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company or the Guarantor, as the case may be, shall be the continuing Person, or the Person (if other than the Company or the Guarantor) formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which the properties and assets of the Company or the Guarantor, as the case may be, are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 hereof, provided, however, that a Guarantor may merge into the Company or
        --------  -------
another Guarantor without complying with this clause (iii).

          (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02.  Successor Person Substituted.
               ----------------------------

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as the Company or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                  ARTICLE 6.

                             DEFAULTS AND REMEDIES


Section 6.01.  Events of Default.
               -----------------

          An "Event of Default" occurs if

          (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

          (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 11 hereof;

          (3) the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 60 days after written notice from the Trustee to the Company or written notice from the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding to the Company and the Trustee;

          (4) there is a default in the payment at final maturity of principal in an aggregate amount of $3,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $3,000,000 or more which acceleration shall not be rescinded or annulled within 20 days after written notice to the Company of such Default by the Trustee or to the Company and the Trustee by any Holder;

          (5) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $3,000,000 (which are not paid or covered by third party insurance by financially sound insurers that have not disclaimed coverage) against the Company or any Restricted Subsidiary thereof and such judgment remains undischarged, for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

          (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E)  generally is not paying its debts as they become due; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

               (C) orders the liquidation of the Company or any Restricted Subsidiary,

          and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office by the Company or any other Person.

Section 6.02.  Acceleration.
               ------------

          If an Event of Default (other than an Event of Default arising under
Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus premium, if any, and accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided, however, that after such acceleration but
                           --------  -------
before a judgement or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03.  Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults and Events of Default.
               ---------------------------------------------

          Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.  Control by Majority.
               -------------------

          The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability;

provided that the Trustee may take any other action deemed proper by the Trustee
- --------
which is not inconsistent with such direction.

Section 6.06.  Limitation on Suits.
               -------------------

          Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.  Rights of Holders to Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.  Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 7.07.

Section 6.09.  Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.  Priorities.
               ----------

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

     SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

     THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. The Trustee shall give the Company prior notice of any such record date and payment date; provided, however, that
                                                       --------  -------
the failure to give any such notice shall not affect the establishment of such record date or payment date or any payment to Noteholders pursuant to this
Section 6.10.

Section 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12.  Restoration of Rights and Remedies.
               ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE 7.

                                    TRUSTEE


Section 7.01.  Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c), (e) and (f) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01 hereof:

          (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 13.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers;

     provided that the Trustee's conduct does not constitute negligence or bad
     --------
     faith.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.  Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.
               --------------------

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or any document used in connection with the sale of the Notes other than its certificate of authentication.

Section 7.05.  Notice of Defaults.
               ------------------

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06.  Reports by Trustee to Holders.
               -----------------------------

          If required by TIA (S) 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA (S) 313(a); provided that no such report need be transmitted
                              --------
if no such events listed in TIA (S) 313(a) have occurred within such period. The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c) and TIA (S) 313(d).

          A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.
               --------------------------

          The Company and the Guarantors shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability, reasonable expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company and the Guarantors in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder.

          Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal of and interest on particular Notes.
The obligations of the Company and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08.  Replacement of Trustee.
               ----------------------

          The Trustee may resign by so notifying the Company and the Guarantors in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Consolidation, Merger or Conversion.
               ---------------------------------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 7.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b), including the provision in (S) 310(b)(1); provided that there
                                                          --------
shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA (S) 310(b)(1) are met.

Section 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

Section 7.12.  Paying Agents.
               -------------

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.


                                  ARTICLE 8.

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01.  Without Consent of Holders.
               --------------------------

          The Company and the Guarantors, if any, when authorized by a Board Resolution of each of them, and the Trustee may modify, waive, amend or supplement this Indenture, the Pledge Agreement or the Notes without notice to or consent of any Noteholder:

          (1)  to comply with Section 5.01 hereof;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)  to comply with any requirements of the SEC under the TIA;

          (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Noteholder;

          (5) to make any other change that does not adversely affect in any material respect the rights of any Noteholders hereunder; or

          (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes.

          The Trustee is hereby authorized to join with the Company and the Guarantors, if any, in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.  With Consent of Holders.
               -----------------------

          The Company, the Guarantors, if any, and the Trustee may modify, amend, waive or supplement this Indenture, the Pledge Agreement or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver to this Indenture, the Pledge Agreement or the Notes;

          (2) reduce the rate of or change the time for payment of interest on any Note;

          (3) reduce the principal of or premium on or change the stated maturity of any Note;

          (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

          (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes in accordance with Section 3.07 hereof, or change the time before which no such redemption may be made;

          (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Note (including any obligation to make a Change of Control

     Offer or, after the Company's obligation to purchase Notes arises thereunder, an Excess Proceeds Offer or modify any of the provisions or definitions with respect to such offers);

          (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02; or

          (8) affect the ranking of the Notes in a manner adverse to the Holders.

          After a modification, amendment, supplement or waiver under this
Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.  Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.
               ---------------------------------

          Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

          After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02 hereof. In that case, the modification, amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05.  Notation on or Exchange of Notes.
               --------------------------------

          If a modification, amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such modification, amendment, supplement or waiver.

Section 8.06.  Trustee to Sign Amendments, etc.
               -------------------------------

          The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Article 8 if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantors enforceable against each of them in accordance with its terms (subject to customary exceptions). The Company or any Guarantor may not sign a modification, amendment or supplement until the Board of Directors of the Company or such Guarantor, as appropriate, approves it.

                                  ARTICLE 9.

                      DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01.  Discharge of Indenture.
               ----------------------

          The Company and the Guarantors, if any, may terminate their obligations under the Notes, the Guarantees, if any, and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

          After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.07, 7.07, 9.05, 9.06 and 9.08 hereof shall survive.

Section 9.02.  Legal Defeasance.
               ----------------

          The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors, if any, discharged from their obligations under the Guarantees, if any, on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section
9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 4.20 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the

Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.  Covenant Defeasance.
               -------------------

          At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors, if any, shall be released from their respective obligations under Sections 4.02 through 4.19 hereof, inclusive, and clause
(a)(iii) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance") and the Notes shall thereafter be deemed to not be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04.  Conditions to Defeasance or Covenant Defeasance.
               -----------------------------------------------

          The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

          (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

          (4) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (5) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (6) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with; and

          (8) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others.

Section 9.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
               -------------------------------------------------------------

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations.

          The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

 Section 9.06.      Reinstatement.
                    -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and any Guarantor under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided,
                                                               --------
however, that if the Company or any Guarantors have made any payment of
- -------
principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or such Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.  Moneys Held by Paying Agent.
               ---------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04 hereof, to the Company (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.  Moneys Held by Trustee.
               ----------------------

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or any Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or any Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors, if any, for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before
       --------  -------
being required to make any such repayment, may, at the expense of the Company and the

Guarantors, if any, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to
Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors, if any, or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and any Guarantors for payment as general creditors unless applicable abandoned property law designates another person.


                                  ARTICLE 10.

                              GUARANTEE OF NOTES


Section 10.01. Guarantee.
               ---------

          Subject to the provisions of this Article 10, each Guarantor, by execution of the Guarantee, will jointly and severally unconditionally guarantee to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of the Guarantee, will agree that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

          Each Guarantor, by execution of the Guarantee, will waive diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Guarantor, by execution of the Guarantee, will further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed by the Guarantee may be accelerated as provided in Article 6 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged. Failure to make such demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

          A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note unless the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 10.02. Execution and Delivery of Guarantees.
               ------------------------------------

          A Guarantee shall be executed on behalf of a Guarantor by the manual or facsimile signature of an Officer of such Guarantor.

          If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office, such Guarantee shall be valid nevertheless.

Section 10.03. Limitation of Guarantee.
               -----------------------

          The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

Section 10.04. Release of Guarantor.
               --------------------

          A Guarantor shall be released from all of its obligations under its Guarantee if:

          (i) the Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and 5.01 hereof to the extent applicable; or

          (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Guarantor in a transaction in compliance with Section 5.01 hereof;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.05. Guarantee Obligations Subordinated to Guarantor Senior
               ------------------------------------------------------
               Indebtedness.
               ------------

          Each Guarantor, by execution of the Guarantee, will covenant and agree, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this
Article 10, the Indebtedness represented by the Guarantee and the payment of any obligations pursuant to the Guarantee by such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article 10 to the prior indefeasible payment and satisfaction in full in cash or, as acceptable to the holders of Guarantor Senior Indebtedness of such Guarantor, in any other manner, of all existing and future Guarantor Senior Indebtedness of such Guarantor.

          This Section 10.05 and the following Sections 10.06 through 10.10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Guarantor Senior Indebtedness of any Guarantor; and such provisions are made for the benefit of the holders of

Guarantor Senior Indebtedness of each Guarantor; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 10.0.6 Payment Over of Proceeds upon Dissolution, etc., of a Guarrantor.
               ----------------------------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event:

          (1) the holders of all Guarantor Senior Indebtedness of such Guarantor shall be entitled to receive payment and satisfaction in full in cash or, as acceptable to the holders of such Guarantor Senior Indebtedness, in any other manner, of all amounts due on or in respect of all such Guarantor Senior Indebtedness, before the Holders of the Notes are entitled to receive or retain, pursuant to the Guarantee of such Guarantor, any payment or distribution of any kind or character by such Guarantor on account of any of its Obligations on its Guarantee; and

          (2) any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article 10 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior Indebtedness of such Guarantor or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or, as acceptable to the Holders of such Guarantor Senior Indebtedness of such Guarantor, in any other manner, of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 10.06, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of any of its Obligations on its Guarantee before all Guarantor Senior Indebtedness of such Guarantor is paid and satisfied in full in cash or such payment and satisfaction thereof in cash is provided for, then and in such event such payment or distribution upon written notice to the Trustee or the Holder of such Note, as the case may be, shall be held by the Trustee or the Holder of such Note, as the case may be, in trust for the benefit of the holders of such Guarantor Senior Indebtedness and shall be immediately paid over or delivered forthwith to the liquidating trustee or agent or other Person making payment or distribution of assets of such Guarantor for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor Senior Indebtedness in full in cash or, as acceptable to the holders of such Guarantor Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

          The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the transfer of all of its assets (as an entirety or substantially as an entirety) to another Person upon the terms and conditions set forth in
Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer comply with the conditions set forth in such Article 5 hereof.

Section 10.07. Suspension of Guarantee Obligations When Guarantor Senior
               Indebtedness in Default.
               ---------------------------------------------------------

          (a) Unless Section 10.06 hereof shall be applicable, after the occurrence of a Payment Default, no payment or distribution of any assets or securities of a Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor) of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) may be made by or on behalf of such Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor), including, without limitation, by way of set-off or otherwise, for or on account of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee following the delivery by the representative of the holders of Guarantor Senior Indebtedness (the "Guarantor Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness and the acceleration of the maturity of such Designated Senior Indebtedness in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), such Guarantor shall resume making any and all required payments in respect of its Obligations under its Guarantee.

          (b) Unless Section 10.06 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness of any Guarantor, no payment or distribution of any assets or securities of such Guarantor of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Guarantor being subordinated to its Obligations on its Guarantee) shall be made by such Guarantor, including, without limitation, by way of set-off or otherwise, for or on account of any of its Obligations on its Guarantee, and neither the Trustee nor any holder or owner of any Notes shall take or receive from any Guarantor (or any Restricted Subsidiary or Subsidiary of such Guarantor), directly or indirectly in any manner, payment in respect of all or any portion of its Obligations on its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Guarantor Representative of such Non-Payment Event of Default, unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full in cash and the Trustee has been so notified by either the Guarantor Representative or such Guarantor or (z) such Guarantee Payment Blockage Period shall have been terminated by written notice to such Guarantor or the Trustee from the Guarantor Representative, after which, in the case of clause (x), (y) or (z), such Guarantor shall resume making any and all required payments in respect of its Obligations on its Guarantee. Notwithstanding any other provisions of this Indenture, no event of default with respect to Designated Senior Indebtedness which constitutes Guarantor Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period initiated by the Guarantor Representative shall be, or be made, the basis for the commencement of a second Guarantee Payment Blockage Period initiated by the Guarantor Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Guarantee Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 10.07(b) or, in the event of a Non-Payment Event of Default which formed the basis for a Payment Blockage Period under
Section 11.03(b) hereof, 179 days from the date of the receipt by the Trustee of the notice referred to in Section 11.03(b) (the "Initial Guarantee Blockage Period"). Any number of additional Guarantee Payment Blockage Periods may be commenced during the Initial Guarantee Blockage Period; provided, however, that
                                                        --------  -------
no such additional Guarantee Payment Blockage Period shall extend beyond the Initial Guarantee Blockage Period. After the expiration of the Initial Guarantee Blockage Period, no Guarantee Payment Blockage Period may be commenced under this Section 10.07(b) and no Payment Blockage Period may be commenced under Section 11.03(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Guarantee Blockage Period.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 10.07, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor Representative initiating the Guarantee Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, promptly returned to the Guarantor, or as a court of competent jurisdiction shall direct.

 Section 10.08. Subrogation to Rights of Holders of Guarantor Senior
                ----------------------------------------------------
                Indebtedness.
                -------------

          Upon the payment in full of all amounts payable under or in respect of all Guarantor Senior Indebtedness of a Guarantor, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments and distributions of cash, property and securities of such Guarantor made on such Guarantor Senior Indebtedness until all amounts due to be paid under the Guarantee shall be paid in full. For the purposes of such subrogation, no payments or distributions to holders of Guarantor Senior Indebtedness of any cash, property or securities to which Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to holders of Guarantor Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among each Guarantor, its creditors other than holders of Guarantor Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by such Guarantor to or on account of such Guarantor Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under Guarantor Senior Indebtedness, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount sufficient to indefeasibly pay all amounts payable under or in respect of such Guarantor Senior Indebtedness in full in cash.

Section 10.09. Guarantee Subordination Provisions Solely to Define Relative
               ------------------------------------------------------------
               Rights.
               -------

          The subordination provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Guarantor Senior Indebtedness on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Notes, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its Obligations on its Guarantee in accordance with its terms; or (b) affect the relative rights against such Guarantor of the Holders of the Notes and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 10 of the holders of Guarantor Senior Indebtedness (1) in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section 10.06 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.07 hereof, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.07(c) hereof.

          The failure by any Guarantor to make a payment in respect of its obligations on its Guarantee by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.10. Application of Certain Article 11 Provisions.
               ---------------------------------------------

          The provisions of Sections 11.04, 11.07, 11.08, 11.09, 11.10, 11.12
and 11.13 hereof shall apply, mutatis mutandis, to each Guarantor and their
                              ------- --------
respective holders of Guarantor Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Guarantor Senior Indebtedness, the Holders and the Trustee with respect to the Guarantee and all references therein to Article 11 hereof shall mean this Article 10.


                                  ARTICLE 11.

                            SUBORDINATION OF NOTES


Section 11.01. Notes Subordinate to Senior Indebtedness.
               ----------------------------------------

          The Company covenants and agrees, and each Holder of Notes, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 11, the Indebtedness represented by the Notes and the payment of the principal of, premium, if any, and interest on the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article 11 to the prior indefeasible payment and satisfaction in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all existing and future Senior Indebtedness.

          This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

Section 11.02.  Payment Over of Proceeds upon Dissolution, etc.
                -----------------------------------------------
          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

          (1) the holders of Senior Indebtedness shall be entitled to receive payment and satisfaction in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Notes are entitled to receive or retain any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on the Notes; and

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article 11 shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

          (3) in the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of principal of, premium, if any, and interest on the Notes before all Senior Indebtedness is paid and satisfied in full in cash or such payment and satisfaction thereof in cash is provided for, then and in such event such payment or distribution upon written notice to the Trustee or the Holder of such Note, as the case may be, shall be held by the Trustee or the Holder of such Note, as the case may be, in trust for the benefit of the holders of such Senior Indebtedness and shall be immediately paid over or delivered forthwith to the liquidating trustee or agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to the holders of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the transfer of all its assets (as an entirety or substantially as an entirety) to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article 11 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by transfer such assets (as an entirety or substantially as an entirety) shall, as a part of such consolidation, merger or transfer, comply with the conditions set forth in such Article 5 hereof.

Section 11.03.  Suspension of Payment When Senior Indebtedness in Default.
                ---------------------------------------------------------

          (a) Unless Section 11.02 hereof shall be applicable, after the occurrence of a Payment Default no payment or distribution of any assets or securities of the Company or any Restricted Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) may be made by or on behalf of the Company or any Restricted Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of principal of, premium, if any, or interest on the Notes, or for or on account of the purchase, redemption, defeasance or other acquisition of the Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company or any Restricted Subsidiary, directly or indirectly in any manner, payment in respect of all or any portion of Notes following the delivery by the representative of the holders of Designated Senior Indebtedness (the "Representative") to the Trustee of written notice of (i) the occurrence of a Payment Default on Designated Senior Indebtedness or (ii) the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness and the acceleration of the maturity of Designated Senior Indebtedness in accordance with its terms, and in any such event, such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist or such acceleration has been rescinded or otherwise cured; provided that nothing in
                                                    --------
this sentence shall be deemed to affect the right of the Holders to receive solely from the funds deposited in trust pursuant to clause (1) of Section 9.04 hereof prior to the date of such Payment Default and as more fully set forth in such Section payments or distributions in respect of the principal of, premium, if any, and interest on the Notes in connection with any Legal Defeasance or Covenant Defeasance. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

          (b) Unless Section 11.02 hereof shall be applicable, upon the occurrence of a Non-Payment Event of Default on Designated Senior Indebtedness, no payment or distribution of any assets or securities of the Company of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Notes by the Company) shall be made by or on behalf of the Company, including, without limitation, by way of set-off or otherwise, for or on account of any principal of, premium, if any, or interest on the Notes or for or on account of the purchase, redemption, defeasance or other acquisition of Notes, and neither the Trustee nor any holder or owner of any Notes shall take or receive from the Company, directly or indirectly in any manner, payment in respect of all or any portion of the Notes, for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a)) the earliest to occur of the following events: (x) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (y) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Designated Senior Indebtedness shall have been paid in full in cash and the Trustee has been so notified by either the Representative or the Company or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Representative, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provisions of this Indenture, no event of default with respect to Designated Senior Indebtedness (other than a Payment Default) which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in this Section 11.03(b) (the "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during the Initial Blockage Period; provided,
                                                                      --------
however, that no such additional Payment Blockage Period shall extend beyond the
- -------
Initial Blockage Period. After the expiration of the Initial Blockage Period, no Payment Blockage Period may be commenced under this Section 11.03(b) and no Guarantee Payment Blockage Period may be commenced under Section 10.07(b) hereof until at least 180 consecutive days have elapsed from the last day of the Initial Blockage Period.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 11.03, then and in such event such payment shall be paid over and delivered forthwith to the Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Senior Indebtedness or, if no amounts are then due in respect of Senior Indebtedness, promptly returned to the Company, or otherwise as a court of competent jurisdiction shall direct.

Section 11.04.  Trustee's Relation to Senior Indebtedness.
                -----------------------------------------

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this

Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

Section 11.05.  Subrogation to Rights of Holders of Senior Indebtedness.
                -------------------------------------------------------

          Upon the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article 11, and no payments pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to indefeasibly pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 11.06.  Provisions Solely to Define Relative Rights.
                -------------------------------------------

          The provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness (1) in any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets and liabilities referred to in Section 11.02 hereof, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 11.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.03(c) hereof.

          The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article 11 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 11.07.  Trustee to Effectuate Subordination.
                -----------------------------------

          Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Representative, may file such a claim on behalf of Holders of the Notes.

Section 11.08.  No Waiver of Subordination Provisions.
                -------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 11.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no
                                                 --------  -------
event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 11.09.  Notice to Trustee.
                -----------------

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Notes. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 11.09, shall be entitled in all respects to assume that no such facts exist.

          (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such
                              --------  -------
notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.10.  Reliance on Judicial Order or Certificate of Liquidating Agent.
                --------------------------------------------------------------

          Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.
                -----------------------------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

Section 11.12.  Article Applicable to Paying Agents.
                -----------------------------------

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 11 in addition to or in place of the Trustee.

Section 11.13.  No Suspension of Remedies.
                -------------------------

          Nothing contained in this Article 11 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 11 of the holders, from time to time, of Senior Indebtedness.


                                  ARTICLE 12.

                                   SECURITY

Section 12.01.  Pledge Agreement.
                ----------------

          Each Holder, by accepting any Notes, agrees to all of the terms and provisions of the Pledge Agreement as the same may be in effect or may be amended from time to time and authorizes and directs the Collateral Agent under the Pledge Agreement to act as secured party with respect thereto. The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the Notes and payment and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the

Notes, according to the terms hereunder or thereunder, shall, subject to the prior Lien described therein, be secured as provided in the Pledge Agreement. The security interest in the Collateral of the Holders of the Notes shall be junior in priority to such security interest in the Collateral securing indebtedness under the Credit Agreement (as defined in the Pledge Agreement) and any renewals, extensions, replacements, refundings, refinancings and restructurings thereof, and amendments, modifications and supplements thereto and any other Senior Indebtedness that may have a lien on the Collateral.

Section 12.02.  Certificates and Opinions.
                -------------------------

          The Company shall cause (a) TIA (S) 314(b), relating to an Opinion of Counsel regarding the lien of the Pledge Agreement and (b) TIA (S) 314(d), relating to an Officers' Certificate or other documents regarding the fair value of the Collateral (as defined in the Pledge Agreement), to be complied with to the extent applicable. Any determinations regarding fair value shall be made by an independent appraiser or other expert.

Section 12.03. Authorization of Actions to Be Taken by the Collateral Agent Under the Pledge Agreement.
                ------------------------------------------------------------

          The Collateral Agent may (but shall not be obligated to), in its sole discretion and without the consent of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (a) enforce or effect the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder as provided therein. Such actions shall include, but not be limited to, advising, instructing or otherwise directing any agent appointed by it in connection with enforcing or effecting any term or provision of the Pledge Agreement. Subject to the provisions of the Pledge Agreement, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Pledge Agreement, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of any parties secured by the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security under the Pledge Agreement or be prejudicial to the interests of any parties secured by the Collateral or of the Collateral Agent).

Section 12.04. Authorization of Receipt of Funds by the Trustee Under the Pledge Agreement.
                ----------------------------------------------------------


          The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of the Indenture.

Section 12.05.  Termination of Security Interest.
                --------------------------------

          Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or in the event of an earlier termination of the Pledge Agreement pursuant to the terms thereof, the Trustee shall, at the request of the Company together with an Officers' Certificate to such effect, deliver notification to the Collateral Agent that such obligations have been paid in full or, if the Collateral Agent is not the pledgee, send a certificate executed by a Trust Officer to such pledgee, stating that such obligations have been paid in full.


                                  ARTICLE 13.

                                 MISCELLANEOUS


Section 13.01.  Trust Indenture Act Controls.
                ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 13.02.  Notices.
                -------

          Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

          If to the Company or any Guarantor:

          Pierce Leahy Corp.
          631 Park Avenue
          King of Prussia, Pennsylvania  19406
          Attention:  Chief Financial Officer
          Fax Number:  610-992-8394

          Copy to:

          Cozen and O'Connor
          1900 Market Street
          Philadelphia, Pennsylvania  19103
          Attention:  Richard J. Busis, Esq.
          Fax Number:  215-665-2013


          If to the Trustee:

          United States Trust Company of New York
          114 West 47th Street
          New York, New York  10036-1532
          Attention:  Corporate Trust Administration
          Fax Number:  212-852-1625

          Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Company, any Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 13.03.  Communications by Holders with Other Holders.
                --------------------------------------------

          Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 13.04.  Certificate and Opinion as to Conditions Precedent.
                --------------------------------------------------

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 13.05 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 13.05.  Statements Required in Certificate and Opinion.
                ----------------------------------------------

          Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 13.06.  When Treasury Notes Disregarded.
                -------------------------------

          In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 13.07.  Rules by Trustee and Agents.
                ---------------------------

          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 13.08.  Business Days; Legal Holidays.
                -----------------------------

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 13.09.  Governing Law.
                -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 13.10.  No Adverse Interpretation of Other Agreements.
                ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 13.11.  No Recourse Against Others.
                --------------------------

          No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Company or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Company or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Company and any Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Company or any Guarantor, or any successor corporation thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

Section 13.12.  Successors.
                ----------

          All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 13.13.  Multiple Counterparts.
                ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 13.14.  Table of Contents, Headings, etc.
                --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15.  Separability.
                ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.

                                   PIERCE LEAHY CORP.



                                   By: /s/ J. Peter Pierce
                                      ----------------------------------
                                   Name: J. Peter Pierce
                                   Title: President
ATTEST:

/s/ Joseph P. Linaugh
- ----------------------------------
Name: Joseph P. Linaugh
Title: Vice President, Treasurer
        and Assistant Secretary
                                   UNITED STATES TRUST COMPANY OF
                                     NEW YORK,
                                   as Trustee


                                   By:  /s/ Cynthia Chaney
                                      ----------------------------------
                                        Name: Cynthia Chaney
                                        Title: Assistant Vice President

ATTEST:


/s/ Patricia Stermer
- ----------------------------------
Name: Patricia Stermer
Title: Assistant Vice President

                                                                       EXHIBIT A
                                                                       ---------
                                                                  (FACE OF NOTE)



                                [FORM OF NOTE]


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THREE YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                                                                 CUSIP__________


Number

                              PIERCE LEAHY CORP.

                   11 1/8% SENIOR SUBORDINATED NOTE DUE 2006


          Pierce Leahy Corp., a New York corporation (the "Company", which term includes any successor corporation), for value received promises to pay to ________________________ or registered assigns the principal sum of
___________________ Dollars, on July 15, 2006.

     Interest Payment Dates:  January 15 and July 15, commencing January 15,
1997

     Record Dates:  January 1 and July 1

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        PIERCE LEAHY CORP.


                                        By:  _____________________________

                                        By:  _____________________________

                                        [SEAL]


Certificate of Authentication:
This is one of the 11 1/8% Senior
Subordinated Notes due 2006 referred to in the within-mentioned Indenture

Dated:

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By:  ___________________________________
     Authorized Signatory

                                                                  (REVERSE SIDE)


                              PIERCE LEAHY CORP.

                   11 1/8% SENIOR SUBORDINATED NOTE DUE 2006

1.   INTEREST.

          Pierce Leahy Corp., a New York corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on January 15 and July 15 of each year (each an "Interest Payment Date"), commencing on January 15, 1997, at the rate of 11 1/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 1% per annum in excess of the rate borne by the Notes.

2.   METHOD OF PAYMENT.

          The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the January 1 or July 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium,
               --------  -------
if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, United States Trust Company of New York, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

 4.  INDENTURE; RESTRICTIVE COVENANTS.

          The Company issued this Note under an Indenture dated as of July 15, 1996 (the "Indenture") by and between the Company and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are general unsecured obligations of the Company limited to up to $200,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of preferred stock by the Company and its subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its subsidiaries, certain other restricted payments by the Company and its subsidiaries, certain transactions with, and investments in, its affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions. The restrictions are subject to a number of important qualifications and exceptions.

5.   SUBORDINATION.

          The Indebtedness represented by the Notes is, to the extent and in the manner provided in the Indenture, subordinated in right of payment to the prior indefeasible payment and satisfaction in full in cash of all existing and future Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided,
                                                                       --------
however, that the Indebtedness evidenced by this Note shall cease to be so
- -------
subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 18 below.

6.   OPTIONAL REDEMPTION.

          The Company may redeem the Notes, in whole or in part, at any time on or after July 15, 2001 at the redemption prices set forth in Section 3.07 of the Indenture, together, in each case, with accrued and unpaid interest to the redemption date.

          In addition, the Company may redeem Notes out of the Net Proceeds of one or more Public Equity Offerings at the redemption price, in the amount and under the terms set forth in the Indenture.

7.   NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

8.   OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9.   REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement by and between the Company and CIBC Wood Gundy Securities Corp., as initial purchaser of the Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

10.  DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

13.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors, if any, and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors, if any, and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

14.  SUCCESSOR ENTITY.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

15.  DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of the Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of the Credit Facility or five Business Days after receipt by the Company and the Representative of notice of the acceleration of the Notes; provided,
                                                               --------
however, that after such acceleration but before judgment or decree based on
- -------
such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Company occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests.

16.  TRUSTEE DEALINGS WITH THE COMPANY.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

19.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

20.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  GOVERNING LAW.

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: PIERCE LEAHY CORP., 631 Park Avenue, King of Prussia, Pennsylvania 19406, Attention:
Chief Financial Officer.

22.  AUTHENTICATION

          This Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Note.

                                  ASSIGNMENT


I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

________________________________________________________________________________

________________________________________________________________________________

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                  [Check One]
                                   ---------

[_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or
                                      --

[_] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date: _______________________           Your Signature:  ______________________

                                        _______________________________________
                                        (Sign exactly as your name
                                        appears on the other side of
                                        this Note)

      Signature Guarantee:              _______________________________________

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ____________________             ______________________________________
                                        NOTICE:  To be executed by
                                                 an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, check the appropriate box:

     [_]    Section 4.10          [_]    Section 4.19


          If you want to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.19 of the Indenture, state the amount you elect to have purchased:


$____________________
 (multiple of $1,000)

Date: _______________


                         Your Signature:  ______________________________________

                         (Sign exactly as your name appears on the face of this Note)



________________________
Signature Guaranteed

                                                                       EXHIBIT B
                                                                       ---------



                        FORM OF LEGEND FOR GLOBAL NOTES


          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------



                           Form of Certificate to Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


                                                            ___________, ____

United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attention: Corporate Trust Administration


               Re:  Pierce Leahy Corp. (the "Company")
                    11 1/8% Senior Subordinated Notes
                    due 2006 (the "Notes")
                    -----------------------------------


Dear Sirs:

          In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 15, 1996 relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (D) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of

     Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]



                                        By:  __________________________________
                                             Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------



                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                     -------------------------------------


                                                            ______________, ____

United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attention: Corporate Trust Administration


               Re:  Pierce Leahy Corp. (the "Company")
                    11 1/8% Senior Subordinated Notes
                    due 2006 (the "Notes")
                    ---------------------------------


Dear Sirs:

          In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:  _________________________________
                                                    Authorized Signature

                                                                       EXHIBIT E
                                                                       ---------


                               FORM OF GUARANTEE


          The undersigned (the "Guarantor") hereby unconditionally guarantees, on a senior subordinated basis, jointly and severally with all other guarantors under the Indenture dated as of July 15, 1996 by and between Pierce Leahy Corp., a New York corporation, and United States Trust Company of New York, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.


                                        Guarantor:



                                        By: ____________________________________
                                            Name:
                                            Title:

                                                       EXHIBIT F


                       PLEDGE AND INTERCREDITOR AGREEMENT


     PLEDGE AND INTERCREDITOR AGREEMENT, dated as of August 9, 1996, by and among (a) PLC COMMAND I, L.P., a Pennsylvania limited partnership ("PLC I"), PLC
                                                                    -----
COMMAND II, L.P., a Pennsylvania limited partnership ("PLC II" and, together
                                                       ------
with PLC I, the "Pledgors"), (b) CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK
                 --------
AGENCY, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for (i) the lenders (the "Lenders") from time to time
 ----------------                             -------
parties to the Credit Agreement (as hereinafter defined) and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders and (ii) the holders from time to
     --------------------
time (the "Holders") of the 11 1/8% Senior Subordinated Notes due 2006 (or any
           -------
Exchange Notes or Private Exchange Notes that are issued pursuant to the Indenture (as defined below), collectively, the "Notes") of Pierce Leahy Corp.
                                                 -----
(the "Company") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York
      -------
corporation, as trustee (together with its successors in such capacity, the

"Trustee") for the Holders in accordance with the Indenture (as defined below),
- --------
(c) the Administrative Agent and (d) the Trustee.


                              W I T N E S S E T H:
                              -------------------


     WHEREAS, pursuant to the Credit Agreement, dated as of August 9, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), among the Company, Pierce Leahy Command Company (together with the
- ---------
Company, the "Borrowers"), the Lenders and the administrative agents named
              ---------
therein, including, without limitation, the Administrative Agent (the

"Administrative Agents"), the Lenders have agreed to make loans (the "Loans") to
- ----------------------                                                -----
the Borrowers upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the Indenture, dated as of July 15, 1996 (as amended, supplemented or otherwise modified from time to time (or replaced, in connection with the Exchange Offer or Private Exchange), the "Indenture"), between the
                                                   ---------
Company and the Trustee, the Company has issued the Notes to the Holders, upon the terms and subject to the conditions set forth therein;

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers under the Credit Agreement that each Pledgor shall have executed and delivered this Pledge and Intercreditor Agreement to the Collateral Agent for the benefit of the Lenders and the Administrative Agents a first lien on the Pledged Stock (as hereinafter defined);

     WHEREAS, pursuant to the Indenture, the Company has agreed to cause each Pledgor to grant to the Collateral Agent for the benefit of Holders and the Trustee a second lien on the Pledged Stock;

     WHEREAS, each Pledgor is a Subsidiary of the Company, and it is to the advantage of such Pledgor that the Lenders make the Loans to, and the Holders purchase the Notes from, the Company;

     WHEREAS, each Pledgor is the legal and beneficial owner of the shares of the Pledged Stock pledged by it hereunder;

     WHEREAS, pursuant to the Credit Agreement, the Administrative Agent has been granted the authority to act on behalf of all Lenders with respect to matters specified herein, including the execution and delivery of this Pledge and Intercreditor Agreement, and pursuant to the Indenture, the Trustee has been granted the authority to act on behalf of all Holders with respect to matters specified therein, including the execution and delivery of this Pledge and Intercreditor Agreement.

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

     1.  Defined Terms.  (a)  Unless otherwise defined herein, terms defined in
         -------------
the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms shall have the following meanings:

          "Agreement": this Pledge and Intercreditor Agreement, as the same may
           ---------
     be amended, modified or otherwise supplemented from time to time.

          "Code":  the Uniform Commercial Code from time to time in effect in
           ----
     the State of New York.

          "Collateral":  the Pledged Stock and all Proceeds.
           ----------

          "Collateral Account":  any account established to hold money Proceeds,
           ------------------
     maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in paragraph 9(a).

          "Event of Default":  until the Senior Secured Obligations shall have
           ----------------
     been paid in full and the Commitments shall have expired or terminated, as defined in the Credit Agreement and, thereafter, as defined in the Indenture.

          "Exchange Notes":  as defined in the Registration Rights Agreement.
           --------------

          "Exchange Offer":  as defined in the Registration Rights Agreement.
           --------------

          "Insolvency Event": (i) Either Pledgor commencing any case, proceeding
           ----------------
     or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or either Pledgor making a general assignment for the benefit of its creditors; or (ii) there being commenced against either Pledgor any case, proceeding or other action of a nature referred to in clause (i) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there being commenced against either Pledgor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either Pledgor taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above.

          "Issuer": Pierce Leahy Command Company, a company incorporated under
           ------
     the laws of Nova Scotia.

          "Pledged Stock":  the shares of capital stock listed on Schedule 1
           -------------                                          ----------
     hereto, together with all stock certificates, options or rights of any nature whatsoever with respect to the Issuer's Capital Stock that may be issued or granted by the Issuer to either Pledgor in respect of the Pledged Stock while this Agreement is in effect.

          "Private Exchange":  as defined in the Registration Rights Agreement.
           ----------------

          "Private Exchange Notes":  as defined in the Registration Rights
           ----------------------
     Agreement.

          "Proceeds":  all "proceeds" as such term is defined in Section

           --------
     9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          "Registration Rights Agreement":  the Registration Rights Agreement
           -----------------------------
     dated as of July 23, 1996 between the Company and CIBC Wood Gundy Securities Corp.

          "Secured Obligations":  the Senior Secured Obligations and the
           -------------------
     Subordinated Secured Obligations.

          "Secured Parties":  collectively, the Senior Secured Parties and the
           ---------------
     Subordinated Secured Parties.

          "Securities Act":  the Securities Act of 1933, as amended.
           --------------

          "Senior Secured Obligations":  the collective reference to:
           --------------------------

          (a) unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrowers to the Administrative Agents and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith;

          (b) all obligations and liabilities of each Pledgor which may arise under or in connection with this Agreement or any other Loan Document to which such Pledgor is a party; and

          (c) all obligations of the Borrowers with respect to any Interest Rate Protection Agreement entered into with any Lender.

          "Senior Secured Parties": the Administrative Agents and the Lenders.
           ----------------------

          "Subordinated Secured Obligations":  the unpaid principal of and
           --------------------------------
     interest on the Notes and all other obligations and liabilities of the Company to the Trustee and the Holders (including, without limitation, interest accruing at the then applicable rate provided in the Indenture after the maturity of the Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, the Indenture or this Agreement.

          "Subordinated Secured Parties": the Trustee and the Holders.
           ----------------------------

     (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     2.  Pledge; Grant of Security Interests.  (a)  Each Pledgor hereby
         -----------------------------------
mortgages, pledges and assigns the Collateral to the Collateral Agent, for the benefit of the Senior Secured Parties, and grants to the Collateral Agent, for the benefit of the Senior Secured Parties, a security interest in the Collateral, in each case as collateral security on a first priority basis for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Senior Secured Obligations.

     (b) Each Pledgor hereby mortgages, pledges and assigns the Collateral to the Collateral Agent, for the benefit of the Subordinated Secured Parties, and grants to the Collateral Agent, for the benefit of the Subordinated Secured Parties, a security interest in the Collateral, in each case as collateral security on a second priority basis for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Subordinated Secured Obligations.

     (c) As set forth in the separate granting clauses contained in paragraphs
(a) and (b) above, it is the intent of the parties hereto that this Agreement shall create two separate and distinct Liens in favor of the Collateral Agent, the first for the benefit of the Senior Secured Parties and the second for the benefit of the Subordinated Secured Parties.

     3.  Subordination of Lien of Subordinated Secured Parties; Bailment.  (a)
         ---------------------------------------------------------------
The Trustee acknowledges and agrees that (1) any interest that it or any Holder has or may have in the Collateral shall be junior and subordinate to the interest of the Senior Secured Parties, (2) prior to the date on which the Senior Secured Obligations have been paid in full and the Commitments shall have expired or been terminated, it will not take any action to enforce any rights it may have hereunder, without the prior written consent of the Administrative Agent; and (3) prior to the date on which the Senior Secured Obligations have been paid in full, any consent given in accordance with the terms of this Agreement by the Collateral Agent at the direction of the Administrative Agent to any amendment, waiver or other modification in respect of the obligations of each Pledgor hereunder shall be binding upon the Subordinated Secured Parties with respect to any similar obligations of each Pledgor hereunder as fully as if such consent had been given by the Subordinated Secured Parties.

     (b) The Trustee appoints and authorizes the Collateral Agent, and the Collateral Agent accepts such appointment and authorization by the Trustee, to act as the agent of, and bailee for, the Subordinated Secured Parties to hold for the benefit of the Subordinated Secured Parties those shares of the Pledged Stock evidenced by certificates, subject, however, to the prior security interest therein and rights thereto and to the proceeds thereof of the Senior Secured Parties.

     4.  Stock Powers.  Concurrently with the delivery to the Collateral Agent
         ------------
of each certificate representing one or more shares of Pledged Stock, each Pledgor shall deliver an undated stock power, or such other instrument of transfer as may be reasonably requested by the Collateral Agent, covering such certificate, duly executed in blank by such Pledgor with, if the Collateral Agent so requests, signature guaranteed.

     5.  Representations and Warranties.  Each Pledgor hereby represents and
         ------------------------------
warrants that:

     (a) Such Pledgor has the partnership power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the first and second security interests in the Collateral pursuant to, this Agreement and has taken all necessary action to authorize its execution, delivery and performance of, and grant each of the security interests in the Collateral pursuant to, this Agreement.

     (b) This Agreement constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms , except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of such Pledgor pursuant to any Requirement of Law or Contractual Obligation of such Pledgor, except the security interests created by this Agreement.

     (d) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority, and no consent of any other Person (including, without limitation, any stockholder or creditor of such Pledgor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

     (e) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Pledgor, threatened by or against such Pledgor or against any of its properties or revenues with respect to this Agreement or any of the transactions contemplated hereby.

     (f) The shares of Pledged Stock constitute 65% of the issued and outstanding shares of all classes of the Capital Stock of the Issuer.

     (g) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (h) Such Pledgor is the record and beneficial owner of, and has good and marketable title to, the shares of Pledged Stock pledged by such Pledgor, free of any and all Liens or options in favor of, or claims of, any other Person, except for the separate and distinct security interests granted to the Senior Secured Parties, on the one hand, and the Subordinated Secured Parties, on the other hand, pursuant to this Agreement.

     (i) Upon delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock and assuming continuous possession by the Collateral Agent of such certificates, each of the security interests granted pursuant to this Agreement will constitute a separate, distinct and valid perfected security interest in the Pledged Stock in favor of the Collateral Agent, for the benefit of the Senior Secured Parties, on the one hand, and the Subordinated Secured Parties, on the other hand, enforceable in accordance with its terms against all creditors of such Pledgor and any Persons purporting to purchase any shares of Pledged Stock from such Pledgor.

     6.  Covenants.  Each Pledgor covenants and agrees with the Collateral Agent
         ---------
and the Secured Parties that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released:

     (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights to Capital Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Pledgor to the Collateral Agent, if required, together with an undated stock power, or such other instrument of transfer as may be reasonably requested by the Collateral Agent, covering such certificate duly executed in blank by such Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral

Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of the Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, unless, in either case, such sums or property are distributed or otherwise paid to the holders of the equity interests of such Pledgor. Subject to the "unless" clause at the end of the previous sentence, if any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Pledgor, as additional collateral security for the Secured Obligations.

     (b) Without the prior written consent of the Administrative Agent, such Pledgor will not (1) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer except as permitted in the Credit Agreement, (2) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral except as permitted in the Credit Agreement, (3) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (4) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral except as provided for in this Agreement, the Credit Agreement and the Indenture.

     (c)  Such Pledgor shall not take any action inconsistent with maintaining
(i) the security interest created by Paragraph 2(a) of this Agreement as a first, perfected security interest and (ii) the security interest created by Paragraph 2(b) of this Agreement as a second, perfected security interest and, in each case of clauses (i) and (ii), shall defend such security interest against claims and demands of all Persons whomsoever.

     (d) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     (e) Such Pledgor shall pay, and save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     7.  Cash Dividends; Voting Rights.  Unless an Event of Default shall have
         -----------------------------
occurred and be continuing and the Collateral Agent shall have given notice to the Pledgors of the Collateral Agent's intent to exercise its corresponding rights pursuant to Section 9 below, each Pledgor shall be permitted to receive all cash dividends or other distributions paid in the normal course of business of the Issuer, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate
                      --------  -------
right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Pledged Stock or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, any other Loan Document, any Notes, the Indenture or this Agreement.

     8.  Rights of the Secured Parties and the Collateral Agent.  (a)  All money
         ------------------------------------------------------
Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent for the benefit of the Secured Parties in a Collateral Account. All Proceeds while held by the Collateral Agent in a Collateral Account (or by each Pledgor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Paragraph 10(c).

     (b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise any of such rights to each Pledgor (1) the Collateral Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in the order provided in Paragraph 10(c), and
(2) all shares of the Pledged Stock shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of the Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by either Pledgor or the Collateral Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to either Pledgee to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     9.  Remedies.  (a)  If an Event of Default shall have occurred and be
         --------
continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Secured Obligations in such order as provided in Paragraph 10(c).

     (b) If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party with respect to the Collateral under the Code. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon either Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Collateral Agent or any Lender or Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in either Pledgor, which right or equity is hereby waived or released. The Collateral Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Collateral Agent, to the payment in whole or in part of the Secured Obligations, in the order provided in Paragraph 10(c), and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Collateral Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     10.  Rights in Collateral; Application of Payments and Proceeds.  (a)
          ----------------------------------------------------------
Notwithstanding anything to the contrary contained in any agreement, document or instrument in favor of the Subordinated Secured Parties and irrespective of:

          (1) the time, order or method of attachment or perfection of the security interests created hereby,

          (2) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral,

          (3) anything contained in any filing or agreement to which the Senior Secured Parties or the Subordinated Secured Parties now or hereafter may be a party, and

          (4) the rules for determining priority under the Code or any other law governing the relative priorities of secured creditors,

any security interest in the Collateral in favor of the Senior Secured Parties has and shall have priority, to the extent of any unpaid Senior Secured Obligations, over any security interest in such Collateral in favor of the Subordinated Secured Parties.

     (b) In exercising rights and remedies with respect to the Collateral, the Collateral Agent may enforce the provisions hereof and exercise remedies hereunder, all in such order and in such manner as the Senior Secured Parties may determine in the exercise of their sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to collect, sell, dispose of or otherwise realize upon all or any part of the Collateral, to incur expenses in connection with such collection, sale, disposition or other realization and to exercise all the rights and remedies of a secured lender under the Code of any applicable jurisdiction. The Subordinated Secured Parties hereby (1) waive any right that they may have (whether by contract, by law or otherwise) to require the Collateral Agent to give notice of any collection, sale, disposition or other realization of or upon any or all of the Collateral contemplated by this Agreement or any such right the Subordinated Secured Parties may have to object to or otherwise contest any such collection, sale, disposition or other realization of or upon any or all of the Collateral by the Senior Secured Parties (including, without limitation, any requirement that the Collateral Agent foreclose upon such Collateral under applicable law) and (2) agrees not to contest or otherwise challenge any such collection, sale, disposition or other realization of or upon all or any of the Collateral or to assert any claim or defense that any such collection, sale, disposition or other realization of or upon all or any part of the Collateral was not commercially reasonable or otherwise failed to comply in any respect with applicable law.

     (c) Any money, property or securities realized upon the sale, disposition or other realization by the Collateral Agent or the Subordinated Secured Parties, as the case may be, upon all or any part of the Collateral (including, without limitation, any payment or distribution of assets of either Pledgor consisting of, or in respect of, Collateral, whether in cash, property or securities during the continuance of an Insolvency Event with respect to such Pledgor) (collectively, "Realizations"), shall be applied in the following
                         ------------
order:

          (1)  First, to the payment in full of all reasonable costs and
               -----
     expenses (including, without limitation, attorneys' reasonable fees and disbursements) paid or incurred by the Collateral Agent in connection with the such Realization or the protection of its rights and interests in the Collateral;

          (2)  Second, to the Administrative Agent to be applied to the payment
               ------
     in full of all Senior Secured Obligations then due and payable in such order as the Administrative Agent may elect in its sole discretion;

          (3)  Third, to the Trustee to be applied to the payment in full of all
               -----
     Subordinated Secured Obligations then due and payable in such order as the Trustee may elect in its sole discretion; and

          (4)  Fourth, to pay to the applicable Pledgor, or its representative
               ------
     or as a court of competent jurisdiction may direct, any surplus then remaining.

     (d) Prior to the indefeasible payment in full of the Senior Secured Obligations and the termination or expiration of the Commitments under the Credit Agreement, the Subordinated Secured Parties shall not (1) enforce or apply any security interest in all or any of the Collateral, (2) collect or receive any proceeds of any of the Collateral or otherwise enforce or apply any security interest in the proceeds of any of the Collateral; or (3) in any other manner interfere with the security interest granted in favor of the Senior Secured Parties in any of the Collateral (or the proceeds thereof). In addition, the Subordinated Secured Parties hereby (x) agree not to assert any claim for marshalling; (y) consent to the collection, sale, disposition or other realization of or upon all or any of the Collateral by the Collateral Agent free of any security interest therein in favor of the Subordinated Secured Parties; and (z) at the sole cost and expense of the Pledgors, agree to execute all such releases and other documents that the Administrative Agent may reasonably request in writing to facilitate the collection, sale, disposition or other realization of or upon any or all of the Collateral by the Collateral Agent (including, without limitation, the termination of any security interests in any of the Collateral in favor of the Subordinated Secured Parties concurrently with such sale, disposition or other realization).

     (e) If any payment or distribution, whether consisting of money, property or securities, from any Realizations is collected or received by the Subordinated Secured Parties in respect of the Subordinated Secured Obligations in violation of Paragraph 10(d), the Subordinated Secured Parties shall forthwith deliver the same to the Collateral Agent, in the form received, duly indorsed to the Collateral Agent, if required, to be applied to the payment or prepayment of the Senior Secured Obligations until the Senior Secured Obligations are paid in full. Until so delivered, such payment or distribution shall be held in trust by the Subordinated Secured Parties as the property of the Senior Secured Paries, segregated from other funds and property held by the Subordinated Secured Parties.

     11.  Release of Pledged Stock.  The Collateral Agent agrees that it will
          ------------------------
not release or otherwise dispose of any of the Pledged Stock except (a) to the Trustee in accordance with the terms hereof, unless instructed by the Trustee to the contrary, or (b) in the exercise of its remedies under the terms hereof or
(c) to the respective Pledgor upon satisfaction of all Secured Obligations.

     12.  Obligations of the Collateral Agent.  (a)  Unless the Collateral Agent
          -----------------------------------
has theretofore received a written notice from the Trustee to the effect that the Subordinated Secured Obligations have been paid in full, if the Collateral Agent shall have resigned as collateral agent hereunder, not later than the tenth business day following the day on which the Senior Secured Obligations have been paid in full and the Commitments shall have expired or terminated, the Collateral Agent will deliver at the cost and expense of the Pledgors, directly to the successor collateral agent appointed in accordance with Section 15(h) or, if prior to such tenth business day the Collateral Agent shall not have received notification of the identity of such successor collateral agent, to the Trustee, all the certificates representing the Pledged Stock then remaining in the possession of the Collateral Agent, together with any necessary instruments of assignment or transfer pertaining thereto. Each Pledgor agrees to give written notice to the Trustee of the payment in full of the Senior Secured Obligations and the termination or expiration of the Commitments within three business days thereof, and, after receipt of such notice, the Subordinated Secured Parties agree to promptly give written notice to the Collateral Agent requesting delivery of the Pledged Stock. In no event shall the Collateral Agent relinquish control over such certificates representing the Pledged Stock after the Senior Secured Obligations have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired, except as set forth in this Section or Section 11(c).

     (b) In taking any action hereunder (including the giving of consents and waivers hereunder) prior to the indefeasible payment in full of the Senior Secured Obligations and the termination or expiration of the Commitments, the Collateral Agent shall not be obligated to consider the interests of the Subordinated Secured Parties except as set forth in Paragraph 12(a) or Paragraph 21.

     13.  Dispositions of Collateral.  Notwithstanding any provision to the
          --------------------------
contrary contained in any agreement, document or instrument in favor of the Subordinated Secured Parties or to which any of the Subordinated Secured Parties is a party,

          (a) upon the occurrence of any sale, lease, transfer or other disposition of any of the Collateral (a "Disposition"), as between the
                                              -----------
     Senior Secured Parties and the Subordinated Secured Parties, until the Senior Secured Obligations have been paid in full and the Commitment shall have expired or been terminated, all Collateral, including all proceeds thereof and all prepayments or distributions in respect thereof, shall be distributed or applied or paid to the Administrative Agent, acting on behalf of the Senior Secured Parties, for application to the Senior Secured Obligations without obtaining any further consent or agreement of the Subordinated Secured Parties and in any manner as the Administrative Agent may determine, and the Subordinated Secured Parties shall be deemed to have consented to such Disposition and no further consent thereto or notice or accounting in respect thereof on the part of any such Person shall be required, and until the Senior Secured Obligations are paid in full and the Commitments shall have expired or been terminated, none of such Collateral shall be distributed or paid to (or retained by) the Subordinated Secured Parties for application to the Subordinated Secured Obligations, and the Subordinated Secured Parties shall not have any right to restrict or permit, or approve or disapprove, any Disposition of all or any portion or item of the Collateral. If the Collateral Agent is in possession of any proceeds from any Disposition of any Collateral following payment in full of all Senior Secured Obligations and the termination or expiration of all Commitments, the Collateral Agent shall deliver such remaining proceeds to the Trustee if any Subordinated Secured Obligations shall be then outstanding (which each Pledgor hereby irrevocably consents to) or to each Pledgor or its successors or assigns if the Trustee shall agree in writing, or to whomever may be lawfully entrusted to receive the same as a court of competent jurisdiction shall so direct; and

          (b) the Subordinated Secured Parties will, immediately upon the request of the Administrative Agent acting on behalf of the Lenders, release or otherwise terminate and discharge the subordinated lien in any Collateral to the extent such Collateral is the subject of a Disposition, and will deliver to the Collateral Agent all documents and instruments reasonably deemed by the Collateral Agent to be necessary or appropriate in connection therewith. In the event that the Collateral Agent, acting on behalf of the Senior Secured Parties, settles, adjusts or compromises any claim in respect of all or any portion or item of Collateral, including, without limitation, any settlement, adjustment or compromise made in connection with any bankruptcy, reorganization, or insolvency proceeding by or against either Pledgor or Subsidiary of either of them, or accepts or is required to accept substitute or replacement collateral in exchange for or in lieu of or in full or partial settlement of any Collateral, the Subordinated Secured Parties shall be bound by any such settlement, adjustment or compromise, and shall, immediately upon the request of the Collateral Agent, confirm its consent to the same and release any claim that the Subordinated Secured Parties might otherwise have in respect of such Collateral; provided that the Subordinated Secured Parties shall be granted a lien and security interest in any such substitute or replacement Collateral, which lien and security interest shall constitute a subordinated lien.

     14.  Irrevocable Authorization and Instruction to Issuer.  Each Pledgor
          ---------------------------------------------------
hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from either Pledgor, and such Pledgor agrees that the Issuer shall be fully protected in so complying.

     15.  The Collateral Agent. (a)  Appointment.  Each Secured Party hereby
          --------------------       -----------
irrevocably designates and appoints the Collateral Agent as the agent of such Secured Party under this Agreement, and each such Secured Party irrevocably authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

     (b)  Delegation of Duties.  The Collateral Agent may execute any of its
          --------------------
duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     (c)  Exculpatory Provisions.  None of the Collateral Agent or any of its
          ----------------------
officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (2) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by either Pledgor or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by such Collateral Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of either Pledgor to perform its obligations hereunder. The Collateral Agent shall not be under any obligation to any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of either Pledgor.

     (d)  Reliance by Collateral Agent.  The Collateral Agent shall be entitled
          ----------------------------
to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Senior Secured Parties and/or the Subordinated Secured Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties and all future holders of the Loans.

     (e)  Notice of Default.  The Collateral Agent shall not be deemed to have
          -----------------
knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Lender, the Trustee (if the Senior Secured Obligations have been paid in full and the Commitments shall have expired or been terminated) or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give notice thereof to the Pledgors and the Subordinated Secured Parties. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or by the Trustee (if the Senior Secured Obligations have been paid in full and the Commitments shall have expired or been terminated); provided that unless and until the Collateral Agent shall have received such
- --------
directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as they shall deem advisable and in the best interests of the Senior Secured Parties.

     (f)  Non-Reliance on Collateral Agent.  Each other Secured Party expressly
          --------------------------------
acknowledges that none of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either Pledgor which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     (g)  Collateral Agent in Its Individual Capacity.  The Collateral Agent and
          -------------------------------------------
its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with either Pledgor as though the Collateral Agent were not the Collateral Agent hereunder.

     (h)  Successor Collateral Agent.  The Collateral Agent may resign as
          --------------------------
Collateral Agent upon 10 days' notice to the Lenders. If the Collateral Agent shall resign as Collateral Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor Collateral Agent, which successor agent shall succeed to the rights, powers and duties of such Collateral Agent hereunder. Upon the payment in full of the Senior Secured Obligations and the termination or expiration of the Commitments, the Collateral Agent shall automatically be deemed to have resigned as Collateral Agent under this Agreement, and the Trustee shall appoint a successor collateral agent for the Subordinated Secured Parties within 10 days after its receipt of notice from the Collateral Agent of such resignation or, in the absence of such appointment, the Trustee shall automatically be appointed as successor collateral agent on the tenth day after its receipt of such notice, which successor collateral agent (whether it shall be the Trustee or any other Person) shall succeed to the rights, powers and duties of such Collateral Agent hereunder. Effective upon any such appointment, the term "Collateral Agent" shall mean such successor agent, and such former Collateral Agent's rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement or any Secured Party. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. Anything in this Agreement to the contrary notwithstanding, in the event of an automatic resignation of the Collateral Agent in the circumstances described in the third sentence of this paragraph, such resignation shall become effective upon the appointment of a successor collateral agent in accordance with the provisions of such sentence, and, thereafter, the sole obligation of the Collateral Agent hereunder shall be to make delivery of the certificates representing the Pledged Stock to such successor collateral agent or, if the Collateral Agent shall not have received from the Trustee a written notice of the appointment of a successor collateral agent other than the Trustee, to the Trustee.

     16.  Collateral Agent's Appointment as Attorney-in-Fact.  (a)  Each Pledgor
          --------------------------------------------------
hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the

Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

     (b) Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph 16(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     17.  Duty of Collateral Agent.  The Collateral Agent's sole duty with
          ------------------------
respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar securities and property for its own account, except that the Collateral Agent shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Collateral Agent, any Lender, the Trustee, any Holder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of either Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

     18.  Execution of Financing Statements.  Pursuant to Section 9-402 of the
          ---------------------------------
Code, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

     19.  Notices.  All notices, requests and demands to or upon the Company,
          -------
either Pledgee or either Pledgor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, two days after being deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to such party at its address or transmission number for notices provided under its signature below. Any party hereto may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

     20.  Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     21.   Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None of
           -----------------------------------------------------
the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Pledgor, the Collateral Agent and, if any Senior Secured Obligations remain outstanding, the Administrative Agent, provided that any provision of this Agreement may be
                          --------
waived by the Collateral Agent and, if any Senior Secured Obligations remain outstanding, the Administrative Agent in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent and, if any Senior Secured Obligations remain outstanding, the Administrative Agent and, provided, further, that no such waiver, amendment, supplement or
           --------  -------
other modification which materially and adversely affects any Subordinated Secured Party shall be effective unless it shall have been consented to by the Trustee.

     (b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Paragraph 21(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.

     (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     22.  Section Headings.  The section headings used in this Agreement are for
          ----------------
convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     23.  Successors and Assigns.  This Agreement shall be binding upon the
          ----------------------
successors and assigns of the Company and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns.

     24.  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers, thereunto duly authorized as of the date first above written.


                              PLC COMMAND I, L.P., as Pledgor

                              By PLC COMMAND I, INC., its general partner



                              By:
                                   ----------------------------
                                   Title:

                              Address for Notices:

                              PLC Command I, L.P.
                              631 Park Avenue
                              King of Prussia, PA  19406

                              Attention:  General Partner
                              Fax: (610) 992-8394


                              PLC COMMAND II, L.P., as Pledgor

                              By PLC COMMAND II, INC., its general partner


                              By:
                                   ----------------------------
                                   Title:

                              Address for Notices:

                              PLC Command II, L.P.
                              631 Park Avenue
                              King of Prussia, PA  19406

                              Attention:  General Partner
                              Fax: (610) 992-8394

                              CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK
                              AGENCY,
                              as Collateral Agent and Administrative Agent



                              By:
                                    ----------------------------
                                    Title:


                              Address for Notices:

                              425 Lexington Avenue
                              New York, NY  10017

                              Attention:  Aimee Evans
                              Fax: (212) 856-3763


                              UNITED STATES TRUST COMPANY
                              OF NEW YORK, as Trustee



                              By:
                                    ----------------------------
                                    Title:

                              Address for Notices:

                              114 West 47th Street
                              15th Floor
                              New York, NY  10036-1532

                              Attention:  James McGinley
                              Fax: (212) 852-1625

                         ACKNOWLEDGEMENT AND CONSENT/1/




  The undersigned hereby acknowledges receipt of a copy of the Pledge and Intercreditor Agreement dated August 9, 1996 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), made by and among
                                           ----------------
(a) PLC COMMAND I L.P., PLC COMMAND II L.P., (b) CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, (together with its successors in such capacity, the

"Collateral Agent"), (c) CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as
- -----------------
administrative agent (in such capacity, the "Administrative Agent") and (d)
                                             --------------------
UNITED STATES TRUST COMPANY OF NEW YORK, a New York banking corporation, as trustee (together with its successors in its capacity, the "Trustee"). The
                                                            -------
undersigned agrees for the benefit of the Collateral Agent and the Secured Parties (as defined in the Pledge Agreement) as follows:

  1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

  2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Paragraph 6(a) of the Pledge Agreement.

  3. The only evidence which will be required by the Company to prove the Collateral Agent's right to a transfer of the Pledged Collateral will be the certificates pertaining thereto and an instrument of transfer as contemplated in Sections 14 and 15 of the Company's Memorandum of Association

                                 PIERCE LEAHY COMMAND COMPANY



                              By
                                 ------------------------------------

                              Title
                                    ---------------------------------
                              Address for Notices:

                              195 Summerlea Road
                              ---------------------------------------
                              Brampton, Canada, Ontario, L6T 4P6
                              ---------------------------------------

                              Attention:  President
                                        -----------------------------
                              Fax: (416) 992-8394
                                   ----------------------------------
- ---------------------------
1. Execution and delivery of this Acknowledgement will be included among the conditions to the initial borrowing specified in the Credit Agreement.

                                                       SCHEDULE 1 TO PLEDGE AND
                                                       INTERCREDITOR AGREEMENT
                                                       ------------------------

                          DESCRIPTION OF PLEDGED STOCK



                    Class          Stock
     Issuer           of        Certificate     No. of Shares
                   Stock*          No.
- ----------------   ------     --------------   ----------------
Pierce Leahy
Command Company